Exhibit 4.4

U.S. SECURITY AGREEMENT

among

VERTIS HOLDINGS, INC.
(f/k/a Big Flower Holdings, Inc.),

VERTIS, INC.
(f/k/a Big Flower Press Holdings, Inc.),
VARIOUS U.S. SUBSIDIARIES
OF VERTIS, INC.

and

JPMORGAN CHASE BANK
(f/k/a The Chase Manhattan Bank),
as Collateral Agent

Dated as of December 7, 1999
and
Amended and Restated as of June 6, 2003

TABLE OF CONTENTS

ARTICLE I SECURITY INTERESTS

1.1 Grant of Security Interests
1.2 Power of Attorney

ARTICLE II GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1 Necessary Filings
2.2 No Liens
2.3 Other Financing Statements
2.4 Chief Executive Office; Records
2.5 Location of Inventory and Equipment
2.6 Recourse
2.7 Legal Names; Organizational Identification Number; Trade Names; Change of Name; etc.
2.8 Jurisdiction and Type of Organization
2.9 Collateral in the Possession of a Bailee
2.10 As-Extracted Collateral; Timber-to-be-Cut

ARTICLE III SPECIAL PROVISIONS CONCERNING RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS

3.1 Additional Representations and Warranties
3.2 Maintenance of Records
3.3 Direction to Account Debtors; Contracting Parties; etc.
3.4 Modification of Terms; etc.
3.5 Collection
3.6 Instruments
3.7 Further Actions
3.8 Assignors Remain Liable Under Receivables and Contracts
3.9 Deposit Accounts; etc.
3.10 Letter-of-Credit Rights
3.11 Commercial Tort Claims
3.12 Chattel Paper

ARTICLE IV SPECIAL PROVISIONS CONCERNING TRADEMARKS

4.1 Additional Representations and Warranties
4.2 Licenses and Assignments
4.3 Infringements
4.4 Preservation of Significant Marks
4.5 Maintenance of Registration
4.6 Future Registered Marks
4.7 Remedies

i

ARTICLE V SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS

5.1 Additional Representations and Warranties
5.2 Licenses and Assignments
5.3 Infringements
5.4 Maintenance of Patents and Copyrights
5.5 Prosecution of Patent or Copyright Applications
5.6 Other Patents and Copyrights
5.7 Remedies

ARTICLE VI PROVISIONS CONCERNING ALL COLLATERAL

6.1 Protection of Collateral Agent’s Security
6.2 Warehouse Receipts Non-Negotiable
6.3 Further Actions
6.4 Financing Statements
6.5 Additional Information

ARTICLE VII REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

7.1 Remedies; Obtaining the Collateral Upon Default
7.2 Remedies; Disposition of the Collateral
7.3 Waiver of Claims
7.4 Application of Proceeds
7.5 Remedies Cumulative
7.6 Discontinuance of Proceedings

ARTICLE VIII II INDEMNITY

8.1 Indemnity
8.2 Indemnity Obligations Secured by Collateral; Survival

ARTICLE IX DEFINITIONS

ARTICLE X MISCELLANEOUS

10.1 Notices
10.2 Waiver; Amendment; Notice of Acceleration
10.3 Obligations Absolute
10.4 Successors and Assigns
10.5 Headings Descriptive
10.6 GOVERNING LAW
10.7 Assignor’s Duties
10.8 Termination; Release
10.9 Counterparts
10.10 The Collateral Agent

ii

10.11 Severability
10.12 Limited Obligations
10.13 Additional Assignors
10.14 No Third Party Beneficiaries

ARTICLE XI SPECIAL AGREEMENTS AND ACKNOWLEDGEMENTS BY SECURED CREDITORS

iii

AMENDED AND RESTATED U.S. SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of December 7, 1999 and amended and restated as of June 6, 2003 (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time in accordance with the terms hereof, this “Agreement”), among each of the undersigned (each, an “Assignor” and, together with each other entity which becomes a party hereto pursuant to Section 10.13, collectively, the “Assignors”) and JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank), as Collateral Agent (the “Collateral Agent”), for the benefit of the Secured Creditors (as defined below).  Except as otherwise defined in Article IX hereof, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, Vertis Holdings, Inc. (f/k/a Big Flower Holdings, Inc.) (“Holdings”), Vertis, Inc. (f/k/a Big Flower Press Holdings, Inc.) (“Vertis”), various U.K. Subsidiaries of Vertis from time to time party thereto as borrowers (the “U.K. Borrowers”, and together with Vertis, the “Borrowers”), various financial institutions from time to time party thereto (the “Lenders”), J.P. Morgan Securities Inc. and Deutsche Bank Securities, Inc., as Joint Lead Arrangers and Joint Book Managers (collectively, the “Joint Lead Arrangers”), JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank), as Administrative Agent (the “Administrative Agent”), Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Syndication Agent (the “Syndication Agent”), Bank of America, N.A., as Documentation Agent (the “Documentation Agent”), and certain Managing Agents from time to time party thereto (collectively, the “Managing Agents”, and together with the Lenders, the Joint Lead Arrangers, the Administrative Agent, the Syndication Agent, the Documentation Agent, the Managing Agents, each Issuing Lender, the Pledgee and the Collateral Agent, the “Lender Creditors”), have entered into a Credit Agreement, dated as of December 7, 1999, providing for the making of Loans to the Borrowers and the issuance of, and participation in, Letters of Credit for the respective accounts of the Borrowers as contemplated therein (as used herein, the term “Credit Agreement” means the Credit Agreement described above in this paragraph, as the same has been, and may from time to time be, amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) of all or any portion of, the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders or holders; provided that, with respect to any agreement providing for the refinancing or replacement of indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement hereunder if (i) either (A) all obligations under the Credit Agreement being refinanced or replaced shall be paid in full at the time of such refinancing or replacement, and all commitments and letters of credit issued pursuant to the refinanced or replaced Credit Agreement shall have terminated in accordance with their terms or (B) the Required Lenders shall have consented in writing to the refinancing or replacement indebtedness being treated as indebtedness pursuant to the Credit Agreement, (ii) the refinancing or replacement indebtedness shall be permitted to be incurred under the Credit Agreement being refinanced or replaced (if such Credit Agreement is to remain outstanding) and the other Credit Documents then in effect and under the 2003 Senior Secured Notes Documents or the 2003 Senior Secured Note Refinancing Documents referred to below (if the 2003 Senior Secured Notes (as defined below) or any 2003 Senior Secured Note Refinancing Indebtedness (as defined below), as the case may be, remains outstanding) and (iii) a notice to the effect that the refinancing or replacement indebtedness shall be treated as issued under the Credit Agreement shall be delivered by Vertis to the Collateral Agent);

WHEREAS, Holdings and one or more of the Borrowers may from time to time enter into one or more (i) interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), (ii) foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values and/or (iii) other types of hedging agreements from time to time (each such agreement or arrangement with an Other Creditor (as hereinafter defined), an “Interest Rate Protection Agreement or Other Hedging Agreement”), with JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank) in its individual capacity (“JPMCB”), any Lender or a syndicate of financial institutions organized by JPMCB or any such Lender, or an affiliate of JPMCB or any such Lender (JPMCB, any such Lender or Lenders or affiliate or affiliates of JPMCB or such Lender or Lenders (even if JPMCB or any such Lender ceases to be a Lender under the Credit Agreement for any reason) and any such institution that participates in such Interest Rate Protection Agreements or Other Hedging Agreements, and in each case their subsequent successors and assigns, collectively, the “Other Creditors”);

WHEREAS, pursuant to the Holdings Guaranty, Holdings has guaranteed to the Secured Creditors the payment when due of the Guaranteed Obligations;

WHEREAS, pursuant to the Vertis Guaranty, Vertis has guaranteed to the Secured Creditors the payment when due of the U.K. Guaranteed Obligations;

WHEREAS, pursuant to a Subsidiaries Guaranty, dated as of December 7, 1999 (as amended, restated, modified and/or supplemented from time to time, the “U.S. Subsidiaries Guaranty”), each U.S. Subsidiary Guarantor has jointly and severally guaranteed the payment when due of all Guaranteed Obligations (as defined in the U.S. Subsidiaries Guaranty);

WHEREAS, Vertis, as issuer, and the Subsidiary Guarantors, as guarantors, will enter into the 2003 Senior Secured Notes Indenture (as defined below) with the trustee thereunder (in such capacity, together with any successor trustee, the “2003 Senior Secured Notes Indenture Trustee”), providing for the issuance of 2003 Senior Secured Notes by Vertis (with the holders from time to time of such 2003 Senior Secured Notes being herein called the “2003 Senior Secured Noteholders”);

WHEREAS, pursuant to certain of the 2003 Senior Secured Notes Documents, the Assignors have jointly and severally guaranteed the payment when due of all obligations and liabilities of Vertis under or with respect to the 2003 Senior Secured Notes Documents;

WHEREAS, 2003 Senior Secured Note Refinancing Indebtedness may from time to time be incurred in accordance with the requirements of the Credit Agreement in respect of the 2003 Senior Secured Notes or any Indebtedness issued to so Refinance such Indebtedness, and any such 2003 Senior Secured Note Refinancing Indebtedness may be (in accordance with the terms thereof and to the extent permitted pursuant to the Credit Agreement) (x) guaranteed by various of the Assignors and (y) secured hereunder as provided herein (with any holders of such 2003 Senior Secured Note Refinancing Indebtedness from time to time being herein collectively called the “2003 Senior Secured Note Refinancing Noteholders”, with any designated representative of 2003 Senior Secured Note Refinancing Noteholders with 2003 Senior Secured Note Refinancing Indebtedness under a given 2003 Senior Secured Note Refinancing Indenture being herein called a “2003 Senior Secured Note Refinancing Trustee” and with all documentation evidencing any 2003 Senior Secured Note Refinancing Indebtedness or any guaranties thereof being herein called the “2003 Senior Secured Note Refinancing Documents”);

WHEREAS, the Assignors have heretofore entered into a U.S. Security Agreement, dated as of December 7, 1999 (the “Original U.S. Security Agreement”);

WHEREAS, it was a condition precedent to the making of Loans to the Borrowers and the issuance of, and participation in, Letters of Credit for the respective accounts of the Borrowers under the Credit Agreement and to the Other Creditors entering into Interest Rate Protection Agreements or Other Hedging Agreements that each Assignor shall have executed and delivered to the Collateral Agent the Original U.S. Security Agreement;

WHEREAS, it is a condition precedent to the issuance of the 2003 Senior Secured Notes by the Vertis under the 2003 Senior Secured Notes Indenture that each Assignor shall have executed and delivered to the Collateral Agent this Agreement, providing for, inter alia, the grant of a security interest to secure the 2003 Senior Secured Notes Obligations on the terms set forth therein;

WHEREAS, it is a condition precedent to the effectiveness of the Eighth Amendment to the Credit Agreement, dated as of May 21, 2003, that each Assignor enter into an amendment and restatement of the Original U.S. Security Agreement in the form of this Agreement; and

WHEREAS, each Assignor desires to execute this Agreement to satisfy the conditions described in the two preceding paragraphs;

NOW, THEREFORE, in consideration of the foregoing and the other benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, (i) each Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors (as defined below), (ii) each Assignor hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows and (iii) the parties hereto agree that the Original U.S. Security Agreement shall be and hereby is amended and restated in its entirety as follows:

ARTICLE I

SECURITY INTERESTS

1.1  Grant of Security Interests.  (a)  As security for the prompt and complete payment and performance when due of all of the Obligations (excluding the 2003 Senior Secured

Notes Obligations and the 2003 Senior Secured Note Refinancing Obligations in the case of an assignment, transfer, grant or pledge of Excluded 2003 Senior Secured Notes Collateral by any Assignor), each Assignor does hereby assign and transfer unto the Collateral Agent for the benefit of the Secured Creditors (excluding the 2003 Senior Secured Notes Creditor and the 2003 Senior Secured Note Refinancing Creditors (if any) in the case of any assignment, transfer, pledge or grant of Excluded 2003 Senior Secured Notes Collateral by any Assignor), and does hereby pledge and grant to the Collateral Agent for the benefit of the Secured Creditors (excluding the 2003 Senior Secured Notes Creditor and the 2003 Senior Secured Note Refinancing Creditors (if any) in the case of any assignment, transfer, pledge or grant of Excluded 2003 Senior Secured Notes Collateral by any Assignor), a continuing security interest in, all of the right, title and interest of such Assignor in, to and under all of the following personal property and fixtures (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case, whether now existing or hereafter from time to time acquired:

(i)                                     each and every Receivable;

(ii)                                  all Contracts, together with all Contract Rights arising thereunder;

(iii)                               all Inventory;

(iv)                              the Cash Collateral Account and any other cash collateral account established for such Assignor for the benefit of the Secured Creditors and all moneys, securities and instruments deposited or required to be deposited in such Cash Collateral Account;

(v)                                 all Equipment;

(vi)                              all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks;

(vii)                           all Patents and Copyrights and all reissues, renewals and extensions thereof;

(viii)                        all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including, but not limited to, Trade Secrets and Trade Secret Rights;

(ix)                                all insurance policies;

(x)                                   all other Goods, General Intangibles, Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper), Documents and Instruments of such Assignor (except Documents and Instruments otherwise covered by the U.S. Pledge Agreement);

(xi)                                all Permits;

(xii)                             all cash;

(xiii)                          all Commercial Tort Claims;

(xiv)                         all Perfected Deposit Accounts and all other Deposit Accounts maintained by such Assignor with any Person who shall have entered into a “control agreement” or other arrangement with such Assignor and the Collateral Agent in respect of such other Deposit Account, together with all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;

(xv)                            all Investment Property (except to the extent otherwise covered by the U.S. Pledge Agreement);

(xvi)                         all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);

(xvii)                      all Software and all Software licensing rights, all writings, plans, specifications and schematics, all engineering drawings, customer lists, goodwill and licenses, and all recorded data of any kind or nature, regardless of the medium of recording;

(xviii)                   all Supporting Obligations;

(xix)                           all Proceeds and products of any and all of the foregoing (all of the above, including this clause (xix), collectively, the “Collateral”).

(b)                                 Notwithstanding anything to the contrary contained above in this Section 1 or elsewhere in this Agreement, no Excluded 2003 Senior Secured Notes Collateral hereunder shall secure any of the 2003 Senior Secured Notes Obligations or the 2003 Senior Secured Note Refinancing Obligations (although the Excluded 2003 Senior Secured Notes Collateral shall secure all other Obligations hereunder).

(c)                                  As security for the prompt and complete payment and performance when due of all of the 2003 Senior Secured Notes Obligations, each Assignor does hereby assign and transfer unto the Collateral Agent and does hereby pledge and grant to the Collateral Agent for the benefit of the 2003 Senior Secured Notes Creditor, a continuing security interest in, all of the right, title and interest of such Assignor in, to and under all of the Collateral (other than the Excluded 2003 Senior Secured Notes Collateral), whether now existing or hereafter from time to time acquired, subject to the Liens on such Collateral in favor of the Collateral Agent for the benefit of the Lender Creditors and the Other Creditors.  It is understood and agreed that the assignment, transfer, pledge and grant described in the preceding sentence has been incorporated herein (out of an abundance of caution) to ensure that this Agreement, which first provides for the 2003 Senior Secured Notes Obligations to be secured as provided herein on the Restatement Effective Date, validly gives rise to the grant of a security interest securing the 2003 Senior Secured Notes Obligations.

(d)                                 Notwithstanding anything to the contrary contained in this Section 1.1 or elsewhere in this Agreement, each of the parties hereto acknowledges and agrees that (x) the security interest granted pursuant to this Agreement (including pursuant to this Section 1.1) to the Collateral Agent (i) for the benefit of Lender Creditors and Other Creditors, shall be a “first”

priority senior security interest in the Collateral and the Excluded 2003 Senior Secured Notes Collateral, and (ii) for the benefit of the 2003 Senior Secured Notes Creditor and the 2003 Senior Secured Note Refinancing Creditors (if any), shall be a “second” priority security interest in the Collateral (other than the Excluded 2003 Senior Secured Notes Collateral) fully junior, subordinated and subject to the security interest granted for the benefit of the Lender Creditors and the Other Creditors on the terms and conditions set forth in this Agreement, in the other Security Documents, in the 2003 Senior Secured Note Documents and in the 2003 Senior Secured Note Refinancing Documents and all other rights and benefits afforded hereunder to the 2003 Senior Secured Notes Creditor and the 2003 Senior Secured Note Refinancing Creditors (if any) are expressly subject to the terms and conditions of this Agreement, the other Security Documents, the 2003 Senior Secured Note Documents and the 2003 Senior Secured Note Refinancing Documents,  and (y) in the event of any conflict between the provisions of this Agreement or any other Security Document and the provisions of (A) the 2003 Senior Secured Note Documents or (B) 2003 Senior Secured Note Refinancing Documents, the terms of this Agreement and the other Security Documents shall prevail.

(e)                                  The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which any Assignor may acquire at any time during the continuation of this Agreement.

1.2  Power of Attorney.  Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.

ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIES AND
COVENANTS

Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

2.1  Necessary Filings.  (i)  All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by such Assignor to the Collateral Agent for the benefit of the Secured Creditors (excluding the 2003 Senior Secured Notes Creditor and the 2003 Senior Secured Note Refinancing Creditors (if any) in the case of any assignment, transfer, pledge or grant of Excluded 2003 Senior Secured Notes Collateral by any Assignor) hereby in respect of the Collateral (other than Excluded Deposit Accounts) have been accomplished (or, in the case of Collateral for which it is necessary to file a UCC-1 financing statement in order to perfect a security interest in such Collateral, such filings will be accomplished within 10 days following the Restatement Effective Date (or to the extent such Collateral is acquired after the Restatement Effective Date, within 10 days following the date of the acquisition of such Collateral)), and (ii) the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral (other than Excluded Deposit Accounts) constitutes (or, in the case of Collateral referred to in the second parenthetical in clause (i) above, upon compliance with the requirements of such parenthetical, will constitute) a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

2.2  No Liens.  Such Assignor is, and as to all Collateral acquired by it from time to time after the Restatement Effective Date such Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens and Liens created under this Agreement), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

2.3  Other Financing Statements.  As of the Restatement Effective Date, there is no financing statement evidencing a valid security interest against Holdings or any of its Subsidiaries (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than (x) those created under this Agreement or the Original U.S. Security Agreement, (y) as may be filed in connection with Permitted Liens and (z) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered or shall be delivered to the Collateral Agent pursuant to the terms of the Secured Debt Agreements), and at all times prior to the Termination Date, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or as permitted by the Secured Debt Agreements.

2.4  Chief Executive Office; Records.  As of the Restatement Effective Date, the chief executive office of such Assignor is located at the address or addresses indicated on Annex A hereto.  Such Assignor will not move its chief executive office except to such new location as such Assignor may establish in accordance with the last sentence of this Section 2.4.  The originals of all documents evidencing all Receivables, Contract Rights and Trade Secret Rights of such Assignor and the only original books of account and records of such Assignor relating thereto are, and will continue to be, kept at such chief executive office or at such new locations as such Assignor may establish in accordance with the last sentence of this Section 2.4.  All Receivables, Contract Rights and Trade Secret Rights of such Assignor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above or such new location established in accordance with the last sentence of this Section 2.4.  No Assignor shall establish new locations for such offices until (i) it shall have given to the Collateral Agent not less than 15 days’ prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new location, it shall have taken all action, satisfactory to the Collateral

Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, (iii) at the request of the Collateral Agent, it shall have furnished an opinion of counsel reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and (iv) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

2.5  Location of Inventory and Equipment.  All Inventory and Equipment held on the Restatement Effective Date by each Assignor is located at one of the locations shown on Annex B hereto, provided, however, that (i) Inventory and Equipment located at a “home office” site of an Assignor and (ii) Inventory and Equipment with an aggregate fair market value of less than $500,000 located in a given location, are not, in either case, listed on Annex B hereto.  Such Assignor agrees that, subject to the proviso in the preceding sentence, all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to) any one of the locations shown on Annex B hereto, or such new location as such Assignor may establish in accordance with the last sentence of this Section 2.5.  Such Assignor may establish a new location for Inventory and Equipment only if (i) it shall have given to the Collateral Agent not less than 15 days’ prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new location, it shall take all action as the Collateral Agent may reasonably request to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, (iii) at the request of the Collateral Agent, it shall have furnished an opinion of counsel reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and (iv) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

2.6  Recourse.  This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

2.7  Legal Names; Organizational Identification Number; Trade Names; Change of Name; etc.  The exact legal name of each Assignor, and the organizational identification number (if any) of each Assignor, as of the Restatement Effective Date is listed on Annex C hereto for such Assignor.  No Assignor has or operates in any jurisdiction under, or in the five years preceding the Restatement Effective Date has had or has operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name and such other trade or fictitious names as are listed on Annex C hereto for such Assignor.  No Assignor shall change its legal name, organizational identification number (if any) or assume or operate in any jurisdiction under any trade, fictitious or other name except its legal name, organizational identification number and those trade names in each case listed on Annex C hereto for such Assignor and those that may be established in accordance with the immediately succeeding sentence of this Section 2.7.  No Assignor shall change its legal name or organizational identification number or assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the Collateral Agent not less than 15 days’ prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new name and/or jurisdiction, it shall have taken all action to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect and (iii) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.  In addition, to the extent that any Assignor does not have an organizational identification number on the date hereof and later obtains one, such Assignor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

2.8  Jurisdiction and Type of Organization.  The jurisdiction of organization of each Assignor, and the type of organization of each Assignor, as of the Restatement Effective Date is listed on Annex J hereto for such Assignor.  No Assignor shall change its jurisdiction of organization or its type of organization until (i) it shall have given to the Collateral Agent not less than 15 days’ prior written notice of intention so to do, clearly describing such new jurisdiction of organization and/or type of organization and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new jurisdiction of organization and/or type of organization, it shall have taken all actions reasonably requested by the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

2.9  Collateral in the Possession of a Bailee.  If any Inventory or other Goods are at any time in the possession of a bailee, the respective Assignor shall promptly notify the Collateral Agent thereof and, subject to the last sentence hereof, if requested by the Collateral Agent, shall use its reasonable best efforts to promptly obtain an acknowledgment from such bailee, in form and substance reasonably satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and shall act upon the instructions of the Collateral Agent, without the further consent of the respective Assignor. The Collateral Agent agrees with the Assignors that the Collateral Agent shall not make any such request or give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the respective Assignor with respect to any such bailee.

2.10  As-Extracted Collateral; Timber-to-be-Cut.  On the Restatement Effective Date, no Assignor owns, or expects to acquire, any property which constitutes, or would constitute, As-Extracted Collateral or Timber-to-be-Cut.  If at any time after the Restatement

Effective Date any Assignor owns, acquires or obtains rights to any As-Extracted Collateral or Timber-to-be-Cut, such Assignor shall furnish the Collateral Agent with prompt written notice thereof (which notice shall describe in reasonable detail the As-Extracted Collateral and/or Timber-to-be-Cut and the locations thereof) and shall take all actions as may be deemed reasonably necessary or desirable by the Collateral Agent to perfect the security interest of the Collateral Agent therein.

ARTICLE III

SPECIAL PROVISIONS CONCERNING
RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS

3.1  Additional Representations and Warranties.  As of the time when each of its Receivables arises, each Assignor shall be deemed to have represented and warranted that such Receivable, and all records, papers and documents relating thereto (if any) are genuine and in all material respects what they purport to be, and that all papers and documents (if any) relating thereto (i) will represent the genuine legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the inventory, materials, equipment or merchandise listed therein, or both, enforceable in accordance with their respective terms (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or law)), (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes) and (iii) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

3.2  Maintenance of Records.  Each Assignor will keep and maintain at its own cost and expense satisfactory and complete records of its Receivables and Contracts, including, but not limited to, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor’s premises to the Collateral Agent for inspection, at such Assignor’s own cost and expense, at any and all reasonable times and intervals as the Collateral Agent may reasonably request.  Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, all documents evidencing the Receivables and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor).  Upon the occurrence of an Event of Default, if the Collateral Agent so directs, such Assignor shall legend, in form and manner satisfactory to the Collateral Agent, the Receivables and the Contracts, as well as books, records and documents of such Assignor evidencing or pertaining to such Receivables and Contracts with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

3.3  Direction to Account Debtors; Contracting Parties; etc.  Upon the occurrence and during the continuance of an Event of Default, and if the Collateral Agent so directs any Assignor, such Assignor agrees (x) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in preceding clause (x), and (z) that the Collateral Agent may enforce collection of any such Receivables or Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor.  Upon the occurrence and during the continuance of an Event of Default, without notice to or assent by any Assignor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account in the manner provided in Section 7.4 of this Agreement.  The costs and expenses (including attorneys’ fees) of collection incurred pursuant to this Section 3.3, whether incurred by any Assignor or the Collateral Agent, shall be borne by such Assignor.

3.4  Modification of Terms; etc.  No Assignor shall rescind or cancel any indebtedness evidenced by any Receivable, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable, or interest therein, without the prior written consent of the Collateral Agent, except as permitted by Section 3.5.  No Assignor shall rescind or cancel any indebtedness evidenced by any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Contract, or interest therein, without the prior written consent of the Collateral Agent, except (i) as permitted by Section 3.5 or (ii) so long as no Event of Default is then in existence, to the extent that the aggregate cost to such Assignor resulting from any such recission, cancellation, modification, adjustment, extension, compromise, settlement or sale is not material to such Assignor.  Each Assignor will duly fulfill all material obligations on its part to be fulfilled under or in connection with the Receivables and Contracts and will do nothing to impair the rights of the Collateral Agent in the Receivables or the Contracts, except as permitted by this Section 3.4 and Section 3.5.

3.5  Collection.  Each Assignor shall use commercially reasonable efforts consistent with its past practices to endeavor to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts, services or products which are delinquent, such amounts, services or products to be collected in accordance with generally accepted lawful collection procedures) any and all amounts, services or products owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts, services or products as are so collected to the outstanding balance of such Receivable or under such Contract, except that, prior to the occurrence of an Event of Default, any Assignor may allow as adjustments to amounts, services or products owing under its Receivables and Contracts (i) an extension or renewal of the time or times of payment or exchange, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services.  The costs and expenses (including, without limitation, attorneys’ fees) of collection incurred pursuant to this Section 3.5, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor.

3.6  Instruments.  If any Assignor owns or acquires any Instrument constituting Collateral, such Assignor will within 10 days notify the Collateral Agent thereof and, upon request by the Collateral Agent, promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder, provided that such Assignor shall not be required to take such action if and to the extent that such Instrument is required to be and has been delivered to the Pledgee under the U.S. Pledge Agreement.

3.7  Further Actions.  Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps, including any and all actions as may be necessary under the Federal Assignment of Claims Act, relating to its Receivables, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably request to preserve and protect its security interest in the Collateral.

3.8  Assignors Remain Liable Under Receivables and Contracts.  Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Receivables and each Contract to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with the terms of the agreement giving rise to such Receivables or such Contract.  Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Receivable or such Contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Receivable (or any agreement giving rise thereto) or any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto) or any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.9  Deposit Accounts; etc.  (a) No Assignor maintains, or at any time after the Restatement Effective Date shall establish or maintain, any demand, time, savings, passbook or similar account, except for such accounts maintained with a bank (as defined in Section 9-102 of the UCC) whose jurisdiction (determined in accordance with Section 9-304 of the UCC) is within a State of the United States.  Annex K hereto accurately sets forth, as of the date of this Agreement, for each Assignor, each Deposit Account maintained by such Assignor (including a description thereof and the respective account number), the name of the respective bank with which such Deposit Account is maintained, and the jurisdiction of the respective bank with respect to such Deposit Account.  For each Perfected Deposit Account (other than the Cash Collateral Account or any other Deposit Account maintained with the Collateral Agent which may be construed as same), the respective Assignor shall cause the bank with which the Perfected Deposit Account is maintained to execute and deliver to the Collateral Agent, within 45 days after the Restatement Effective Date or, if later, at the time of the establishment of the respective Perfected Deposit Account, a “control agreement” in the form of Annex M hereto (appropriately completed), with such changes thereto as may be acceptable to the Collateral Agent.  If any bank with which such a Perfected Deposit Account is maintained refuses to, or does not, enter into such a “control agreement”, then the respective Assignor shall promptly (and in any event within 45 days after the date of this Agreement or, if later, 45 days after the opening of such account) close the respective Perfected Deposit Account and transfer all balances therein to the Cash Collateral Account or another Deposit Account meeting the requirements of this Section 3.9.  If any bank with which such a Perfected Deposit Account is maintained refuses to subordinate all its claims with respect to such Perfected Deposit Account to the Collateral Agent’s security interest therein on terms satisfactory to the Collateral Agent, then the Collateral Agent, at its option, may (x) require that such Perfected Deposit Account be terminated in accordance with the immediately preceding sentence or (y) agree to a “control agreement” without such subordination, provided that in such event the Collateral Agent may at any time, at its option, subsequently require that such Perfected Deposit Account be terminated (within 30 days after notice from the Collateral Agent) in accordance with the requirements of the immediately preceding sentence.

(b)                                 After the Restatement Effective Date, no Assignor shall establish any new demand, time, savings, passbook or similar account, except for Excluded Deposit Accounts and such other Deposit Accounts established and maintained with banks and meeting the requirements of preceding clause (a).  At the time any Perfected Deposit Account is established, the appropriate “control agreement” shall be entered into in accordance with the requirements of preceding clause (a) and the respective Assignor shall furnish to the Collateral Agent a supplement to Annex K hereto containing the relevant information with respect to the respective Perfected Deposit Account and the bank with which same is established.

3.10  Letter-of-Credit Rights.  If any Assignor is at any time a beneficiary under a letter of credit with a stated amount of $2,500,000 or more, such Assignor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, such Assignor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use its reasonable best efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement after the occurrence and during the continuance of an Event of Default.

3.11  Commercial Tort Claims.  All Commercial Tort Claims of each Assignor and any events or circumstances that would reasonably be expected to give rise to any Commercial Tort Claims of each Assignor as of the date of this Agreement are described in Annex L hereto.  If any Assignor shall at any time and from time to time after the Restatement Effective Date become aware of any Commercial Tort Claims (x) that are the subject of a binding arbitration, court decision or equivalent resolution (regardless of whether such determination is final) in favor of such Assignor in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $5,000,000 or more or (y) which are material (as determined in the good faith judgment of the management of such Assignor), such Assignor shall (i) promptly notify the Collateral Agent thereof in a writing signed by such Assignor and describing the details thereof and shall grant to the Collateral Agent in such writing a security interest in all such Commercial Tort Claims and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent and (ii) perform all actions reasonably requested by the Collateral Agent to perfect such security interest in such Commercial Tort Claims.  For its part, the Collateral Agent acknowledges and agrees that (I) the proceeds of any Commercial Tort Claim will be applied as provided in this Agreement only after the occurrence and during the continuance of an Event of Default and prior thereto will be promptly paid to the respective Assignor and (II) for purposes of compliance with the preceding sentence of this Section 3.11, no Assignor shall be required to provide any privileged information relating to a Commercial Tort Claim referred to in clause (y) of the preceding sentence.

3.12  Chattel Paper.  Upon the request of the Collateral Agent made at any time or from time to time, each Assignor shall promptly furnish to the Collateral Agent a list of all Electronic Chattel Paper held or owned by such Assignor.  Furthermore, if requested by the Collateral Agent, each Assignor shall promptly take all actions which are reasonably practicable so that the Collateral Agent has “control” of all Electronic Chattel Paper in accordance with the requirements of Section 9-105 of the UCC.  Each Assignor will promptly (and in any event within 10 days) following any request by the Collateral Agent, deliver all of its Tangible Chattel Paper to the Collateral Agent.

ARTICLE IV

SPECIAL PROVISIONS CONCERNING TRADEMARKS

4.1  Additional Representations and Warranties.  Each Assignor represents and warrants that it is the true, lawful, sole and exclusive owner of or otherwise has the right to use the Marks listed in Annex D hereto and that said listed Marks constitute all Marks registered in the United States Patent and Trademark Office or the equivalent thereof in any foreign country that such Assignor presently owns and all unregistered Significant Marks that such Assignor now owns, licenses or uses for products developed by such Assignor in connection with its business.  Each Assignor further warrants that it has no knowledge of any material third party claim that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any rights in any trademark, service mark or trade name.  Each Assignor represents and warrants that it is the beneficial and record owner of all trademark registrations and applications listed in Annex D hereto and that said registrations are valid, subsisting and have not been canceled and that such Assignor is not aware of any material third-party claim that any of said registrations is invalid or unenforceable, or that there is any reason that any of said applications will not pass to registration.  Each Assignor represents and warrants that upon the recordation of an Assignment of Security Interest in United States Trademarks and Patents in the form of Annex G hereto in the United States Patent and Trademark Office, together with filings on Form UCC-1 pursuant to this Agreement, all filings, registrations and recordings necessary or appropriate to perfect the security interest granted to the Collateral Agent in the United States Marks covered by this Agreement under federal law will have been accomplished.  Each

Assignor agrees to execute such an Assignment of Security Interest in United States Trademark and Patents covering all right, title and interest in each United States Mark, and the associated goodwill, of such Assignor, and to record the same.  Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office or secretary of state or equivalent governmental agency of any State of the United States or any foreign jurisdiction in order to effect an absolute assignment of all right, title and interest in each Mark, and record the same.

4.2  Licenses and Assignments.  Each Assignor hereby agrees not to divest itself of any material right under any Significant Mark absent prior written approval of the Collateral Agent, except as otherwise permitted by this Agreement or the Credit Agreement.

4.3  Infringements.  Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, (i) any party who such Assignor believes is infringing or diluting or otherwise violating in any material respect any of such Assignor’s rights in and to any Significant Mark, or (ii) with respect to any party claiming that such Assignor’s use of any Significant Mark violates in any material respect any property right of that party.  Each Assignor further agrees, unless otherwise agreed by the Collateral Agent, to prosecute, in accordance with reasonable business practices, any Person infringing any Significant Mark owned by such Assignor.

4.4  Preservation of Significant Marks.  Each Assignor agrees to use its Significant Marks in interstate or foreign commerce, as the case may be, during the time in which this Agreement is in effect, sufficiently to preserve such Significant Marks as valid and subsisting trademarks or service marks under the laws of the United States or the relevant foreign jurisdiction; provided that no Assignor shall be obligated to preserve any Mark to the extent the Assignor determines, in its reasonable business judgment, that the preservation of such Mark is no longer desirable in the conduct of its business.

4.5  Maintenance of Registration.  Each Assignor shall, at its own expense and in accordance with reasonable business practices, process all documents required by the Trademark Act of 1946, as amended, 15 U.S.C. §§ 1051 et seq. and any foreign equivalent thereof to maintain trademark registrations, including but not limited to affidavits of continued use and applications for renewals of registration in the United States Patent and Trademark Office or equivalent governmental agency in any foreign jurisdiction for all of its registered Significant Marks pursuant to 15 U.S.C. §§ 1058(a), 1059 and 1065 or any foreign equivalent thereof, as applicable, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent; provided that no Assignor shall be obligated to maintain any Mark to the extent such Assignor determines, in its reasonable business judgment, that the maintenance of such Mark is no longer necessary or desirable in the conduct of its business.  Subject to Section 4.4, each Assignor agrees to notify the Collateral Agent 30 days prior to the dates on which the affidavits of use or the applications for renewal registration are due with respect to any registered

Significant Mark that the affidavits of use or the renewal is being processed or being abandoned, as the case may be.

4.6  Future Registered Marks.  If any registration for any Mark issues hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within 30 days of receipt of such certificate, such Assignor shall deliver to the Collateral Agent a copy of such certificate, and an assignment for security in such Mark, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security in such Mark to the Collateral Agent hereunder, the form of such assignment for security to be substantially the same as the form hereof or in such other form as may be reasonably satisfactory to the Collateral Agent.

4.7  Remedies.  If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions:  (i) declare the entire right, title and interest of such Assignor in and to each of the Marks, together with all trademark rights and rights of protection to the same and the goodwill of such Assignor’s business symbolized by said Marks and the right to recover for past infringements thereof, vested in the Collateral Agent for the benefit of the Secured Creditors (excluding the 2003 Senior Secured Notes Creditor and the 2003 Senior Secured Note Refinancing Creditors (if any), in the case of Marks and rights therein owned or held by any Assignor which constitute Excluded 2003 Senior Secured Notes Collateral), in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the relevant Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 to execute, cause to be acknowledged and notarized and to record an absolute assignment with the applicable agency; (ii) take and use or sell the Marks and the goodwill of such Assignor’s business symbolized by the Marks and the right to carry on the business and use the assets of such Assignor in connection with which the Marks have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change such Assignor’s corporate name to eliminate therefrom any use of any Mark and execute such other and further documents that the Collateral Agent may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark applications therefor in the United States Patent and Trademark Office or any equivalent government agency or office in any foreign jurisdiction to the Collateral Agent.

ARTICLE V

SPECIAL PROVISIONS CONCERNING PATENTS,
COPYRIGHTS AND TRADE SECRETS

5.1  Additional Representations and Warranties.  Each Assignor represents and warrants that it is the true and lawful exclusive owner of or otherwise has the right to use all (i) Trade Secret Rights of such Assignor, (ii) rights in the Patents of such Assignor listed in Annex E hereto and that said Patents constitute all the patents and applications for patents that such Assignor now owns and (iii) rights in the Copyrights of such Assignor listed in Annex F hereto, and that such Copyrights include all registrations of copyrights and applications for copyright registrations that the Assignor now owns.  Each Assignor further represents and warrants that it has the right to use and practice under all Patents and Copyrights that it owns and has the exclusive right to exclude others from using or practicing under any Patents it owns.  Each Assignor further warrants that it has no knowledge of any material third party claim that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any rights in any Patent or Copyright or that such Assignor has misappropriated any Trade Secrets, Trade Secret Rights or other proprietary information.  Each Assignor represents and warrants that upon the recordation of an Assignment of Security Interest in United States Trademarks and Patents in the form of Annex G hereto in the United States Patent and Trademark Office and the recordation of an Assignment of Security Interest in United States Copyrights in the form of Annex H hereto in the United States Copyright Office, together with filings on Form UCC-1 pursuant to this Agreement, all filings, registrations and recordings necessary or appropriate to perfect the security interest granted to the Collateral Agent in the United States Patents and United States Copyrights covered by this Agreement under federal law will have been accomplished.  Each Assignor agrees to execute an Assignment of Security Interest in United States Trademarks and Patents covering all right, title and interest in each United States Patent of such Assignor and to record the same, and to execute such an Assignment of Security Interest in United States Copyrights covering all right, title and interest in each United States Copyright of such Assignor and to record the same.  Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office or equivalent governmental agency in any foreign jurisdiction or the United states Copyright Office or equivalent governmental agency in any foreign jurisdiction in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright of such Assignor, as the case may be, and to record the same.

5.2  Licenses and Assignments.  Each Assignor hereby agrees not to divest itself of any right under any Significant Patent or Significant Copyright absent prior written approval of the Collateral Agent, except as otherwise permitted by this Agreement or the Credit Agreement.

5.3  Infringements.  Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement, contributing infringement or active inducement to infringe any of such Assignor’s rights in any Significant Patent or Significant Copyright or to any claim that the practice of any Significant Patent or the use of any Significant Copyright of such Assignor violates any property right of a third party, or with respect to any misappropriation of any Trade Secret Right of such Assignor or any claim that practice of any Trade Secret Right of such Assignor violates any property right of a third party.  Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, diligently to prosecute, in accordance with reasonable business practices, any Person infringing any Significant Patent or Significant Copyright of such Assignor or any Person misappropriating any Trade Secret Right of such Assignor .

5.4  Maintenance of Patents and Copyrights.  At its own expense, each Assignor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. § 41 and any foreign equivalent thereof to maintain in force rights under each of its Significant Patents, and to apply as permitted pursuant to applicable law for any renewal of each of its Significant

Copyrights, in any case absent prior written consent of the Collateral Agent; provided that no Assignor shall be obligated to pay any such fees or apply for any such renewal to the extent that such Assignor determines, in its reasonable business judgment, that the maintenance of such Patent or Copyright is no longer necessary or desirable in the conduct of its business.

5.5  Prosecution of Patent or Copyright Applications.  At its own expense, each Assignor shall diligently prosecute, in accordance with reasonable business practices and subject to Section 5.4, all of its applications for Patents listed in Annex E hereto and for Copyrights listed in Annex F hereto and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Collateral Agent.

5.6  Other Patents and Copyrights.  Within 30 days of the acquisition or issuance of a United States Patent or of a Copyright registration, or of filing of an application for a United States Patent or Copyright registration, the relevant Assignor shall deliver to the Collateral Agent a copy of said Patent or Copyright or certificate or registration of, or application therefor, as the case may be, with an assignment for security as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security, the form of such assignment for security to be substantially the same as the form hereof or in such other form as may be satisfactory to the Collateral Agent.

5.7  Remedies.  If an Event of Default shall occur and be continuing, the Collateral Agent may by written notice to the relevant Assignor, take any or all of the following actions:  (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Creditors (excluding the 2003 Senior Secured Notes Creditor and the 2003 Senior Secured Note Refinancing Creditors (if any), in the case of Patents and Copyrights and rights therein owned or held by any Assignor which constitute Excluded 2003 Senior Secured Notes Collateral), in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the relevant Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 to execute, cause to be acknowledged and notarized and to record an absolute assignment with the applicable agency; (ii) take and use, practice or sell the Patents, Copyrights and Trade Secret Rights; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights and/or Trade Secret Rights directly or indirectly, and such Assignor shall execute such other and further documents as the Collateral Agent may request further to confirm this and to transfer ownership of the Patents, Copyrights and Trade Secret Rights to the Collateral Agent for the benefit of the Secured Creditors (excluding the 2003 Senior Secured Notes Creditor and the 2003 Senior Secured Note Refinancing Creditors (if any), in the case of Patents and Copyrights and rights therein owned or held by any Assignor which constitute Excluded 2003 Senior Secured Notes Collateral).

ARTICLE VI

PROVISIONS CONCERNING ALL COLLATERAL

6.1  Protection of Collateral Agent’s Security.  Each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral.  Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at such Assignor’s own expense to the extent and in the manner provided in the Secured Debt Agreements.  If any Assignor shall fail to insure its Inventory and Equipment in accordance with the terms of the Credit Agreement, or if any Assignor shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and such Assignor agrees to promptly reimburse the Collateral Agent for all costs and expenses of procuring such insurance.  Except as otherwise permitted to be retained or expended by the relevant Assignor pursuant to the Credit Agreement (or, after the Credit Document Obligations Termination Date, any other Secured Debt Agreement), the Collateral Agent shall, at the time such proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with the Credit Agreement (or, after the Credit Document Obligations Termination Date, in accordance with the instructions of the Required Senior Creditors), or after the Obligations have been accelerated or otherwise become due and payable, in accordance with Section 7.4.  Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

6.2  Warehouse Receipts Non-Negotiable.  Each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

6.3  Further Actions.  Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

6.4  Financing Statements.  Each Assignor agrees to execute and deliver to the Collateral Agent such financing statements, in form acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are reasonably necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law.  Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral.  Each Assignor hereby authorizes the Collateral Agent to file any such financing statements (including, without limitation, (x) financing statements which list the Collateral specifically and/or “all assets” as collateral and (y) “in lieu of” financing statements) without the signature of such Assignor where permitted by law.

6.5  Additional Information.  Each Assignor will, at its own expense, from time to time upon the reasonable request of the Collateral Agent, promptly (and in any event within 10 days after its receipt of the respective request) furnish to the Collateral Agent such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been requested by the Collateral Agent, the value and location of such Collateral, etc.) as may be requested by the Collateral Agent.  Without limiting the forgoing, each Assignor agrees that it shall promptly (and in any event within 10 days after its receipt of the respective request) furnish to the Collateral Agent such updated Annexes hereto as may from time to time be reasonably requested by the Collateral Agent.

ARTICLE VII

REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

7.1  Remedies; Obtaining the Collateral Upon Default.  Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and may also:

(i)                                     personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

(ii)                                  instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;

(iii)                               instruct all banks which have entered into a control agreement with the Collateral Agent to transfer all monies, securities and instruments held by such depository bank to the Cash Collateral Account and withdraw all monies, securities and instruments in the Cash Collateral Account for application to the Obligations in accordance with Section 7.4;

(iv)                              sell, assign or otherwise liquidate, or direct such Assignor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof in accordance with Section 7.2, or direct the relevant Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

(v)                                 take possession of the Collateral or any part thereof, by directing the relevant Assignor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense;

(x)  forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

(y)  store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2; and

(z)  while the Collateral shall be so stored and kept, provide such guards, other security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;

(vi)                              license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

(vii)                           apply any monies constituting Collateral or proceeds thereof in accordance with Section 7.4; and

(viii)                        take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607 of the UCC.

it being understood that each Assignor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation.  By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or any other Security Document or to realize upon the security to be granted hereby or thereby, it being understood and agreed that such rights and remedies shall be exercised exclusively by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement and the other Security Documents.

7.2  Remedies; Disposition of the Collateral.  Any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable.  Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable.  Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days’ written notice to the relevant Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the relevant Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified.  Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days’ written notice to the relevant Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent’s option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation to be selected by the Collateral Agent.  To the extent permitted by any such requirement of law, the Collateral Agent on behalf of the Secured Creditors (or certain of them) may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the relevant Assignor.  If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law.  Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral of such Assignor valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrations or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor’s expense.

7.3  Waiver of Claims.  Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH ASSIGNOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and such Assignor hereby further waives, to the extent permitted by law:

(i)                                     all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Collateral Agent’s gross negligence or willful misconduct;

(ii)                                  all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and

(iii)                               all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

7.4  Application of Proceeds.  (a)  All moneys collected by the Collateral Agent upon any sale or other disposition of any Collateral (other than Excluded 2003 Senior Secured Notes Collateral) pursuant to the enforcement of this Agreement or the exercise of any of the remedial provisions hereof (or, if any other Security Document requires proceeds of “collateral” thereunder (other than Excluded Collateral) to be applied in accordance with the terms of this Agreement, by such other “collateral agent” thereunder pursuant to the enforcement of such Security Document or the exercise of the remedial provisions thereof), together with all other moneys received by the Collateral Agent hereunder (or such other “collateral agent” under such other Security Documents) as a result of any such enforcement or the exercise of any such remedial provisions (other than with respect to Excluded Collateral) or as a result of any distribution of any Collateral (or “collateral” under any other Security Document, as the case may be) (in each case, other than Excluded Collateral) upon the bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of any Credit Party, or the application of any Collateral (or “collateral” under any other Security Document, as the case may be) (in each case, other than Excluded Collateral) to the payment thereof or any distribution of Collateral (or “collateral” under any other Security Document, as the case may be) (in each case, other than Excluded Collateral) upon the liquidation or dissolution of any Credit Party, or the winding up of the assets or business of any Credit Party or under any Mortgage Policies (to the extent same does not constitute Excluded Collateral), shall be applied as follows:

(i)                                     first, to the payment of all Obligations owing the Collateral Agent of the type described in clauses (v), (vi) and (vii) of the definition of “Obligations”;

(ii)                                  second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the relevant Secured Creditors as provided in Section 7.4(f), with (x) each such Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed, (y) the amount received by any Lender Creditor in respect of Primary Obligations consisting of Credit Document Obligations pursuant to this clause (ii) to be applied (a) first, in satisfaction of the Primary Obligations owing to such Lender Creditor by Vertis (other than Primary Obligations owing by Vertis pursuant to its Vertis  Guaranty) and by the U.S. Subsidiary Guarantors

(other than Primary Obligations owing by them pursuant to the U.S. Subsidiaries Guaranty which represent a guarantee of the Primary Obligations of the U.K. Borrowers consisting of Credit Document Obligations) and (b) second, to the extent proceeds remain after the application pursuant to preceding subclause (a), in satisfaction of all other Primary Obligations owing to such Lender Creditor by Vertis and the U.S. Subsidiary Guarantors and (z) the amount received by any Other Creditor in respect of Primary Obligations consisting of Other Obligations pursuant to this clause (ii) to be applied (a) first, in satisfaction of the Primary Obligations owing to such Other Creditor by Vertis (other than Primary Obligations owing by Vertis pursuant to its Vertis Guaranty) and by Domestic Subsidiaries of Vertis (other than Primary Obligations owing by them pursuant to the U.S. Subsidiaries Guaranty which represent a guarantee of the Primary Obligations of Foreign Subsidiaries of Vertis consisting of Other Obligations) and (b) second, to the extent proceeds remain after the application pursuant to preceding subclause (b), in satisfaction of all other Primary Obligations owing to such Other Creditor by Vertis and its Subsidiaries;

(iii)                               third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the relevant Secured Creditors as provided in Section 7.4(f), with each such Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iv)                              fourth, to the extent proceeds remain after the applications pursuant to preceding clauses (i) through (iii), an amount equal to the outstanding Tertiary Obligations shall be paid to the 2003 Senior Secured Notes Creditor and the 2003 Senior Secured Note Refinancing Creditors (if any) as provided in Section 7.4(f), with (x) each such Secured Creditor to receive an amount equal to its the outstanding Tertiary Obligations or, if the proceeds are insufficient to pay in full all such Tertiary Obligations, its Pro Rata Share of the amount remaining to be distributed and (y) the amount received by each such Secured Creditor in respect of Tertiary Obligations consisting of 2003 Senior Secured Notes Obligations or 2003 Senior Secured Note Refinancing Obligations pursuant to this clause (ii) to be applied (a) first, to pay in full the Tertiary Obligations owing to the 2003 Senior Secured Notes Indenture Trustee in its capacity as such under the 2003 Senior Secured Notes Indenture and each 2003 Senior Secured Refinancing Note Indenture Trustee in its capacity as such under the relevant 2003 Senior Secured Note Refinancing Indenture (or, if the proceeds are insufficient to pay in full all such Tertiary Obligations owing to such Secured Creditor, such Secured Creditor’s Pro Rata Share of the amount remaining to be distributed) and (b) second, to the extent proceeds remain after the application pursuant to preceding subclause (a), to pay in full all other Tertiary Obligations consisting of 2003 Senior Secured Notes Obligations or 2003 Senior Secured Note Refinancing Obligations owing to 2003 Senior Secured Noteholders or the 2003 Senior Secured Refinancing Noteholders, as the case may be (or, if the proceeds are insufficient to pay in full all such Tertiary Obligations owing to such noteholders, the relevant Secured Creditor’s Pro Rata Share of the amount remaining to be distributed); and

(v)                                 fifth, to the extent proceeds remain after the applications pursuant to preceding clauses (i) through (iv), inclusive, and following the termination of this Agreement pursuant to Section 10.8(a) hereof, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus.

(b)                                 All moneys collected by the Collateral Agent upon any sale or other disposition of any Excluded 2003 Senior Secured Notes Collateral pursuant to the enforcement of this Agreement or the exercise of any of the remedial provisions hereof (or, if any other Security Document requires proceeds of Excluded Collateral thereunder to be applied in accordance with the terms of this Agreement, by such other “collateral agent” thereunder pursuant to the enforcement of such Security Document or the exercise of the remedial provisions thereof), together with all other moneys received by the Collateral Agent hereunder (or such other “collateral agent” under such other Security Documents) with respect to Excluded 2003 Senior Secured Notes Collateral (or Excluded Collateral, as applicable) as a result of any such enforcement or the exercise of any such remedial provisions or as a result of any distribution of any Excluded 2003 Senior Secured Notes Collateral (or Excluded Collateral, as applicable) upon the bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of any Credit Party, or the application of any Excluded 2003 Senior Secured Notes Collateral (or Excluded Collateral, as applicable) to the payment thereof or any distribution of the Excluded 2003 Senior Secured Notes Collateral (or Excluded Collateral, as applicable) upon the liquidation or dissolution of any Credit Party, or the winding up of the assets or business of any Credit Party or under any Mortgage Policy covering Excluded 2003 Senior Secured Notes Collateral (or Excluded Collateral, as applicable), shall be applied as follows:

(i)                                     first, to the payment of all Obligations owing the Collateral Agent of the type described in clauses (v), (vi) and (vii) of the definition of “Obligations”;

(ii)                                  second, but subject to the provisions of following clauses (h) and (i), to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(f), with (x) each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed, (y) the amount received by any Lender Creditor in respect of Primary Obligations consisting of Credit Document Obligations pursuant to this clause (ii) to be applied (a) first, in satisfaction of the Primary Obligations owing to such Lender Creditor by Vertis (other than Primary Obligations owing by Vertis pursuant to its Vertis  Guaranty) and by the U.S. Subsidiary Guarantors (other than Primary Obligations owing by them pursuant to the U.S. Subsidiaries Guaranty which represent a guarantee of the Primary Obligations of the U.K. Borrowers consisting of Credit Document Obligations) and (b) second, to the extent proceeds remain after the application pursuant to preceding subclause (b), in satisfaction of all other Primary Obligations owing to such Lender Creditor by Vertis and the U.S. Subsidiary Guarantors and (z) the amount received by any Other Creditor in respect of Primary Obligations consisting of Other Obligations pursuant to this clause (ii) to be applied (a) first, in satisfaction of the Primary Obligations owing to such Other Creditor by Vertis (other than Primary Obligations owing by Vertis pursuant to its Vertis Guaranty) and by Domestic Subsidiaries of Vertis (other than Primary Obligations owing by them pursuant to the U.S. Subsidiaries Guaranty which represent a guarantee of the Primary Obligations of Foreign Subsidiaries of Vertis consisting of Other Obligations) and (b) second, to the extent proceeds remain after the application pursuant to preceding subclause (b), in satisfaction of all other Primary Obligations owing to such Other Creditor by Vertis and its Subsidiaries;

(iii)                               third, but subject to the provisions of following clauses (h) and (i), to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the applicable Secured Creditors as provided in Section 7.4(f), with each such Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(iv)                              fourth, to the extent proceeds remain after the applications pursuant to preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 10.8(a) hereof, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus.

(c)                                  For purposes of this Agreement (i) “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations, Secondary Obligations or Tertiary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations, Secondary Obligations or Tertiary Obligations, as the case may be, (ii) “Primary Obligations” shall mean (x) in the case of Credit Document Obligations, all principal of, and interest on, all Loans, all Unpaid Drawings theretofore made (together with all interest accrued thereon), the aggregate Stated Amounts of all Letters of Credit issued (or deemed issued) under the Credit Agreement, and all Fees (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action), (y) in the case of the Other Obligations, all amounts due under any Interest Rate Protection Agreement or Other Hedging Agreement (excluding indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities but including all interest on such amounts that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action), (iii) “Secondary Obligations” shall mean all Credit Document Obligations and all Other Obligations which, in each case, do not constitute Primary Obligations and (iv) “Tertiary Obligations” shall mean all 2003 Senior Secured Notes Obligations and, on and after the incurrence of 2003 Senior Secured Note Refinancing Indebtedness, all 2003 Senior Secured Note Refinancing Obligations.  Furthermore, and notwithstanding anything to the contrary contained elsewhere in this Agreement, to the extent that, after the Restatement Effective Date, the relevant Secured Creditors amend or modify the Credit Documents, the 2003 Senior Secured Notes Documents,

any 2003 Senior Secured Note Refinancing Documents or the other Secured Debt Agreements in a manner which has the effect of increasing the outstanding amount of the Primary Obligations, Secondary Obligations or Tertiary Obligations, as the case may be, above the amounts thereof as then in effect, then to the extent additional amounts are owing as a result thereof, such additional amounts shall be deemed to constitute Primary Obligations, Secondary Obligations or Tertiary Obligations, as the case may be, in each case so long as the amendments or modifications which effect such increased amounts are made in accordance with the requirements set forth in clause (x) of the second proviso appearing in the first sentence of Section 10.2(a) below.

(d)                                 When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 7.4 only) (i) first, to their Primary Obligations, (ii) second, to the Secondary Obligations (other than Secondary Obligations constituting indemnity or reimbursement obligations not then due and owing and for which no claim has been made at the time of the proposed payment), (iii) third, to their Tertiary Obligations.

(e)                                  Each of the Secured Creditors agrees and acknowledges that if the Lender Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued (or deemed issued) under the Credit Agreement (which shall only occur after all outstanding Loans and Unpaid Drawings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Lender Creditors, as cash security for the repayment of Obligations owing to the Lender Creditors as such.  If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Lender Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with Section 7.4(a) or (b) hereof, as applicable.

(f)                                    Except as set forth in Section 7.4(e), all payments required to be made hereunder shall be made (w) if to the Lender Creditors, to the Administrative Agent under the Credit Agreement for the account of (and for distribution to) the Lender Creditors, (x) if to the 2003 Senior Secured Notes Creditor, to the 2003 Senior Secured Notes Indenture Trustee under the 2003 Senior Secured Notes Indenture for the account of (and for distribution to) the 2003 Senior Secured Notes Indenture Trustee and the 2003 Senior Secured Noteholders in accordance with the requirements of the 2003 Senior Secured Notes Indenture, (y) if to a 2003 Senior Secured Note Refinancing Creditor, to the 2003 Senior Secured Note Refinancing Trustee designated under the relevant 2003 Senior Secured Note Refinancing Indenture for the account of (and for distribution to) such 2003 Senior Secured Note Refinancing Trustee and the 2003 Senior Secured Note Refinancing Noteholders in accordance with the requirements of the relevant 2003 Senior Secured Note Refinancing Documents and (z) if to the Other Creditors, to the Authorized Representative for the Other Creditors or, in the absence of such an Authorized Representative, directly to the Other Creditors.

(g)                                 For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement, (ii) the 2003 Senior Secured Notes Indenture Trustee under the 2003 Senior Secured Notes Indenture, (iii) the respective 2003 Senior Secured Note Refinancing Trustee as designated under the relevant 2003 Senior Secured Note Refinancing Indenture and (iv) each Authorized Representative of an Other Creditor (or, in the absence of any such Authorized Representative, directly upon the Other Creditors), for a determination (which each Authorized Representative for any Secured Creditor and the Secured Creditors agree to provide upon request of the Collateral Agent) of the outstanding Primary Obligations, Secondary Obligations and Tertiary Obligations (and Dollar Equivalents thereof) owed to the Lender Creditors, the Other Creditors, the 2003 Senior Secured Notes Creditors or the 2003 Senior Secured Note Refinancing Creditors, as the case may be.  Unless it has actual knowledge (including by way of written notice from any Lender Creditor, any Other Creditor or any of their respective Representatives) to the contrary, the Administrative Agent and each other Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding.  Unless it has actual knowledge (including by way of written notice from an Other Creditor) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Other Hedging Agreements are in existence.

(h)                                 Notwithstanding anything to the contrary contained above, to the extent monies or proceeds to be applied pursuant to this Section 7.4 consist of proceeds received from a sale or other disposition of Excess Exempted Foreign Corporation Voting Stock, such proceeds will be applied as otherwise required above in this Section 7.4(b), but for this purpose treating the outstanding Primary Obligations and Secondary Obligations as only those obligations secured by the Excess Exempted Foreign Corporation Voting Stock in accordance with the provisions of clause (A) to the proviso appearing at the end of Section 3.1 of the U.S. Pledge Agreement.  In determining whether any Excess Exempted Foreign Corporation Voting Stock has been sold or otherwise disposed of, the Pledgee shall treat any sale or disposition of Voting Stock of any Exempted Foreign Corporation as first being a sale of Voting Stock which is not Excess Exempted Foreign Corporation Voting Stock until such time as the stock sold represents 65% of the total combined voting power of all classes of Voting Stock of the respective Exempted Foreign Corporation and, after such threshold has been met, any further sales of Voting Stock of the respective Exempted Foreign Corporation shall be treated as sales of Excess Exempted Foreign Corporation Voting Stock.

(i)                                     Notwithstanding anything to the contrary contained above, to the extent monies or proceeds to be applied pursuant to this Section 7.4 consists of proceeds received under any U.K. Security Document (other than a U.S. Charge Over Shares and Notes), such proceeds will be applied as otherwise required above in this Section 7.4(b), but for this purpose treating the outstanding Primary Obligations and Secondary Obligations as only those obligations secured by the respective such U.K. Security Document.

(j)                                     It is understood and agreed that each of the Assignors shall remain jointly and severally liable to the relevant Secured Creditors to the extent of any deficiency between (x) the amount of the proceeds of the Collateral received by such Secured Creditors hereunder and

(y) the aggregate amount of the sums referred to in clause (a) or (b), as the case may be, of this Section 7.4.

7.5  Remedies Cumulative.  Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement or any other Secured Debt Agreement now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may, subject to the last sentence of Section 7.1, be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent.  All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others.  No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein.  No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand.  In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover expenses, including attorneys’ fees, and the amounts thereof shall be included in such judgment.

7.6  Discontinuance of Proceedings.  In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

ARTICLE VIIIII

INDEMNITY

8.1  Indemnity.  (a)  Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, assigns, employees, agents and servants (hereinafter in this Section 8.1 referred to individually as an “Indemnitee,” and, collectively, as “Indemnitees”) harmless from any and all liabilities, obligations, losses, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including attorneys’ fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Secured Debt Agreement or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation by an Assignor of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee.  Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof.  Each Indemnitee agrees to use its commercially reasonable efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

(b)                                 Without limiting the application of Section 8.1(a), each Assignor agrees, jointly and severally, to pay, or reimburse the Collateral Agent for any and all fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c)                                  Without limiting the application of Section 8.1(a) or (b), each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement, any other Secured Debt Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Secured Debt Agreement.

(d)                                 If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

8.2  Indemnity Obligations Secured by Collateral; Survival.  Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral.  The indemnity obligations (but not the security interests in the “Collateral”) of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all Credit Document Obligations, the full repayment of all the 2003 Senior Secured Notes Obligations, the full repayment of all 2003 Senior Secured Note Refinancing Obligations, the termination of all Interest Rate Protection

Agreements or Other Hedging Agreements and Letters of Credit, and the payment of all other Obligations and notwithstanding the discharge thereof.

ARTICLE IX

DEFINITIONS

The following terms shall have the meanings herein specified.  Such definitions shall be equally applicable to the singular and plural forms of the terms defined.  Except as otherwise defined in this Article IX, terms used in this Agreement shall have the meaning provided such terms in the Credit Agreement (or, at any time on and after the Credit Documents Obligations Termination Date, the Credit Agreement as in effect on such date (without giving effect to the termination thereof)).

“Administrative Agent” shall have the meaning provided in the recitals to this Agreement.

“Agreement” shall have the meaning provided in the preamble to this Agreement.

“As-Extracted Collateral” shall mean “as-extracted collateral” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Assignor” shall have the meaning provided in the preamble to this Agreement.

“Authorized Representative” shall have the meaning provided in Annex I hereto.

“Borrowers” shall have the meaning provided in the recitals to this Agreement.

“Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors (excluding the 2003 Senior Secured Notes Creditor and the 2003 Senior Secured Note Refinancing Creditors, in the case of cash constituting Excluded 2003 Senior Secured Notes Collateral).

“Chattel Paper” shall mean “chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.  Without limiting the foregoing, the term “Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.

“Class” shall have the meaning provided in Section 10.2 of this Agreement.

“Collateral” shall have the meaning provided in Section 1.1(a) of this Agreement.

“Collateral Agent” shall have the meaning provided in the preamble to this Agreement.

“Commercial Tort Claims” shall mean “commercial tort claims” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Contract Rights” shall mean all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any Interest Rate Protection Agreement or Other Hedging Agreement).

“Copyrights” shall mean any United States or foreign copyright owned by any Assignor, including any registrations of any Copyright in the United States Copyright Office or the equivalent thereof in any foreign country, as well as any application for a United States or foreign copyright registration now or hereafter made with the United States Copyright Office or the equivalent thereof in any foreign jurisdiction by any Assignor.

“Credit Agreement” shall have the meaning provided in the recitals to this Agreement.

“Credit Document Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.

“Credit Document Obligations Termination Date” shall mean that date upon which all Credit Document Obligations (other than those arising from indemnities for which no request has been made) have been paid in full in cash in accordance with the terms of the respective Credit Documents and all Commitments and Letters of Credit under the Credit Agreement have been terminated.

“Credit Documents” shall mean the “Credit Documents” under, and as defined in, the Credit Agreement and shall include any credit documentation executed and delivered in connection with any replacement or refinancing Credit Agreement.

“Default” shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

“Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Documentation Agent” shall have the meaning provided in the recitals to this Agreement.

“Documents” shall mean “documents” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Electronic Chattel Paper” shall mean “electronic chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Equipment” shall mean any “equipment,” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing and all accessories thereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” shall mean (i) any Event of Default under, and as defined in, the Credit Agreement,  (ii) any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement, any 2003 Senior Secured Notes Document or any 2003 Senior Secured Note Refinancing Document (in any such case, after the expiration of any applicable grace period) and (iii) on and after the Credit Document Obligations Termination Date, either (x) any Event of Default under, and as defined in, the 2003 Senior Secured Note Indenture or (y) any Event of Default under, and as defined in, any 2003 Senior Secured Notes Refinancing Document.

“Excess Exempted Foreign Corporation Voting Stock” shall have the meaning provided in the U.S. Pledge Agreement.

“Excluded Collateral” shall mean and include (i) Excluded 2003 Senior Secured Notes Collateral, (ii) any “collateral” or “charged assets” under any U.K. Security Document (including the U.K. Security Agreement Collateral) and (iii) and any other “collateral” under any other Security Document which is excluded as security for, or does not secure, the 2003 Senior Secured Notes Obligations and/or the 2003 Senior Secured Note Refinancing Obligations, to the extent such other “collateral” constitutes (I) collateral of the type described in clause (i) of the definition of “Excluded 2003 Senior Secured Notes Collateral”, (II) collateral of any type owned or held by Holdings, (III) assets situated, located or held outside the United States, in each case, to the extent that the perfection of a security interest in such assets cannot be effected under the laws of the United States or any State thereof (including, without limitation, intellectual property and permits, registered, filed or issued under the laws of any foreign country or governmental unit thereof) or (IV) proceeds of any “collateral” described in preceding clauses (I), (II) and (III).

“Excluded Deposit Account” shall mean (i) payroll accounts, (iii) other accounts used solely for disbursement purposes and (iii) any other Deposit Account (other than the Cash Collateral Account and any other Deposit Account maintained with the Collateral Agent) which is not a Perfected Deposit Account.

“Excluded 2003 Senior Secured Notes Collateral” shall mean and include (i) all capital stock, Notes, Instruments, Investment Property and other equity interests and Securities owned or held by any Assignor, (ii) any and all Collateral owned or held by Holdings, XL Ventures, Inc., or XL Ventures (Delaware), Inc., (iii) any and all assets that are owned or held by any Assignor situated, located or held outside the United States, in each case, to the extent that the perfection of a security interest in such assets cannot be effected under the laws of the United States or any State thereof (including, without limitation, intellectual property and permits, registered, filed or issued under the laws of any foreign country or governmental unit thereof), (iv) any “collateral” or “charged assets” under any U.K. Security Document (including the U.K. Security Agreement Collateral), (v) any other “collateral” under any other Security Document which is excluded as security for, or does not secure, the obligations under the 2003 Senior Secured Notes or 2003 Senior Secured Note Refinancing Indebtedness, to the extent such other “collateral” constitutes (I) collateral of the type described in clause (i) above, (II) collateral of any type owned or held by Holdings, (III) assets situated, located or held outside the United States, in each case, to the extent that the perfection of a security interest in such assets cannot be effected under the laws of the United States or any State thereof or (IV) proceeds of any “collateral” described in preceding clauses (I), (II) and (III) and (vi) all Proceeds of the Collateral described in preceding clauses (i), (ii), (iii), (iv) and (v).

“Exempted Foreign Corporation” shall have the meaning provided in the U.S. Pledge Agreement.

“First Lien Creditor” shall mean, collectively, the Lender Creditors and the Other Creditors.

“First Lien Obligations” shall mean, collectively, the Credit Document Obligations and the Other Obligations.

“General Intangibles” mean “general intangibles” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Goods” shall mean “goods” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Health-Care-Insurance Receivable” shall mean any “health-care-insurance receivable” as such term is defined in the Uniform Commercial Code as in effect on Restatement Effective Date in the State of New York.

“Holdings” shall have the meaning provided in the recitals to this Agreement.

“Indemnitee” shall have the meaning provided in Section 8.1 of this Agreement.

“Instrument” shall mean “instrument” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Interest Rate Protection Agreement or Other Hedging Agreement” shall have the meaning provided in the recitals to this Agreement.

“Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production—from raw materials through work-in-process to finished goods — and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor’s customers, and shall specifically include all “inventory” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York, now or hereafter owned by any Assignor.

“Investment Property” shall mean “investment property” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Joint Lead Arrangers” shall have the meaning provided in the recitals to this Agreement.

“Lender Creditors” shall have the meaning provided in the recitals to this Agreement.

“Lenders” shall have the meaning provided in the recitals to this Agreement.

“Letter-of-Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Liens” shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor’s interest in a financing lease or analogous instrument, in, of, or on any Assignor’s property.

“Location” of any Assignor, shall mean such Assignor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Managing Agents” shall have the meaning provided in the recitals to this Agreement.

“Marks” shall mean all right, title and interest in and to any United States or foreign trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration or application for registration of any trademarks and service marks in the United States Patent and Trademark Office, or the equivalent thereof in any State of the United States or in any foreign country, and any trade dress including logos, designs, trade names, company names, business names, fictitious business names and other business identifiers used by any Assignor in the United States or any foreign country.

“Non-2003 Senior Secured Notes Obligations” shall mean all Obligations other than 2003 Senior Secured Notes Obligations and 2003 Senior Secured Note Refinancing Obligations.

“Non-2003 Senior Secured Notes Obligations Termination Date” shall mean the date upon which the Total Commitment under the Credit Agreement has been terminated, all Letters of Credit issued under the Credit Agreement have been terminated, no Note under the

Credit Agreement is outstanding and all Loans thereunder have been indefeasibly repaid in full in cash, all Interest Rate Protection Agreements and Other Hedging Agreements entered into with any Other Creditors have been terminated, and all other Obligations (other than (I) the 2003 Senior Secured Notes Obligations, (II) the 2003 Senior Secured Note Refinancing Obligations and (III) those Obligations arising from indemnities for which no claim has been made) then owing have been indefeasibly paid in full in cash in accordance with the terms of the relevant Secured Debt Agreements governing the same.

“Obligations” shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of Holdings or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) of each Assignor owing to the Lender Creditors, now existing or hereafter incurred under, arising out of or in connection with any Credit Document to which such Assignor is a party (including, in the case of each Guarantor, all such obligations and indebtedness under any Guarantee to which such Assignor is a party) and the due performance and compliance by each Assignor with the terms, conditions and agreements of each such Credit Document (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the “Credit Document Obligations”); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of Holdings or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) of each Assignor owing to the Other Creditors, now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, including, in the case of each Assignor that is a Guarantor, all obligations under its Guarantee in respect of Interest Rate Protection Agreements or Other Hedging Agreements, and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in any such Interest Rate Protection Agreement or Other Hedging Agreement (all such obligations and indebtedness under this clause (ii) being herein collectively called the “Other Obligations”); (iii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including, without limitation, indemnities, fees and expenses, all interest thereon and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of Holdings or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) of each

Assignor owing to the 2003 Senior Secured Noteholders and the 2003 Senior Secured Notes Creditor, whether now existing or hereafter incurred under, arising out of or in connection with any 2003 Senior Secured Notes Document to which such Assignor is a party (including, in the case of each Assignor that provides a guaranty under the 2003 Senior Secured Notes Documents, all such obligations and indebtedness under such guaranty) and the due performance and compliance by each Assignor with all of the terms, conditions and agreements contained in each such 2003 Senior Secured Notes Document (all such obligations and liabilities under this clause (iii) being herein collectively called the “2003 Senior Secured Notes Obligations”); (iv) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including, without limitation, indemnities, fees and expenses, all interest thereon and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of Holdings or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) of each Assignor owing to the 2003 Senior Secured Note Refinancing Noteholders and the 2003 Senior Secured Note Refinancing Creditors, whether now existing or hereafter incurred under, arising out of or in connection with any 2003 Senior Secured Note Refinancing Document to which such Assignor is a party (including, in the case of each Assignor that provides a guaranty under the 2003 Senior Secured Notes Refinancing Documents, all such obligations and indebtedness under such guaranty) and the due performance and compliance by each Assignor with all of the terms, conditions and agreements contained in each such 2003 Senior Secured Note Refinancing Document (all such obligations and liabilities under this clause (iv) being herein collectively called the “2003 Senior Secured Note Refinancing Obligations”); (v) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; (vi) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of each Assignor referred to in clauses (i), (ii), (iii), (iv), (v) and (vi) after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs; and (vii) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement.  It is acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement; provided that in the case of additional extensions of credit included as “Obligations” hereunder by way of an amendment or modification to this Agreement, such amendment or modification (and the additional extension of credit permitted thereby) shall comply with the requirements of clause (x) of the second proviso appearing in the first sentence of Section 10.2(a).  Notwithstanding anything to the contrary contained above in this definition, obligations and liabilities which would otherwise constitute Obligations pursuant to clauses (iii), (iv) and (v) of the first sentence of this definition shall not constitute Obligations for purposes of (or be secured pursuant to) this Agreement to the extent incurred (or guaranteed) in violation of the provisions of Section 9.04 of the Credit Agreement as same is in effect on the Eighth Amendment Effective Date (but only with respect to that portion of indebtedness outstanding (or guaranteed) in violation thereof), it being understood and agreed, however, that the 2003 Senior

Notes Obligations incurred on the Restatement Effective Date do not violate the provisions of Section 9.04 of the Credit Agreement as in effect on such date.

“Original U.S. Security Agreement” shall have the meaning provided in the recitals to this Agreement.

“Other Creditors” shall have the meaning provided in the recitals to this Agreement.

“Other Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.

“Other Obligations Termination Date” shall mean the date upon which all Interest Rate Protection Agreements and Other Hedging Agreements entered into with any Other Creditors have been terminated and all Other Obligations (other than those Other Obligations arising from indemnities for which no claim has been made) have been indefeasibly paid in full in cash.

“Patents” shall mean any United States or foreign patent with respect to which any Assignor now or hereafter has any right, title or interest, and any divisions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a United States or foreign patent now or hereafter made by any Assignor.

 “Perfected Deposit Account” shall mean and included (i) any Deposit Account set forth on Annex K hereto on the Restatement Effective Date and designated as such on said Schedule and (ii) any other concentration, operating or accounts of a similar nature as those described in the preceding clause (i) established by an Assignor after the Restatement Effective Date.

“Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations (including certificates of need) of or from any governmental authority or agency.

“Permitted Business” shall have the meaning provided in the Credit Agreement.

“Pledged Securities” shall have the meaning provided in the U.S. Pledge Agreement.

“Pledgee” shall have the meaning provided in the U.S. Pledge Agreement.

“Primary Obligations” shall have the meaning provided in Section 7.4(c) of this Agreement.

“Proceeds” shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York on the Restatement Effective Date or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever)

made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Pro Rata Share” shall have the meaning provided in Section 7.4(c) of this Agreement.

“Receivable” shall mean any “account” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State.  Without limiting the foregoing, the term “account” shall include all Health-Care-Insurance Receivables.

“Registered Organization” shall have the meaning provided in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Required Secured Creditors” shall mean (i) at all times prior to the occurrence of the Credit Document Obligations Termination Date, the Required Lenders (or, to the extent required by Section 13.12 of the Credit Agreement, each of the Lenders), (ii) at all times on and after the Credit Document Obligations Termination Date and prior to the Other Obligations Termination Date, the holders of at least the majority of the then outstanding Other Obligations (determined by the Collateral Agent in such reasonable manner as is acceptable to it) and (iii) at all times on and after the Other Obligations Termination Date, the 2003 Senior Secured Notes Indenture Trustee and the 2003 Senior Secured Note Refinancing Trustees acting in accordance with the provisions of the 2003 Senior Secured Notes Indenture or the relevant 2003 Senior Secured Notes Refinancing Indenture (with the consent of the holders of the requisite percentage of the then outstanding 2003 Senior Secured Notes Obligations and 2003 Senior Secured Note Refinancing Obligations.

“Requisite Creditors” shall have the meaning provided in Section 10.2 of this Agreement.

“Restatement Effective Date” shall mean the date of the execution and delivery of this Agreement by each of the undersigned Assignors and the Collateral Agent.

“Secondary Obligations” shall have the meaning provided in Section 7.4(c) of this Agreement.

“Second Lien Creditor” shall mean, collectively, the 2003 Senior Secured Notes Creditor and the 2003 Senior Secured Note Refinancing Creditors.

“Secured Creditors” shall mean, collectively, the Lender Creditors, the Other Creditors, the 2003 Senior Secured Notes Creditor and the 2003 Senior Secured Note Refinancing Creditors (if any).

“Secured Debt Agreements” shall mean and include (i) this Agreement, (ii) the Credit Agreement, the other Credit Documents and, to the extent then in effect, any Interest Rate Protection Agreement or Other Hedging Agreement entered into with any Other Creditors, (iii) the 2003 Senior Secured Notes Documents and (iv) to the extent then in effect, any 2003 Senior Secured Note Refinancing Documents.

“Security” shall mean “security” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Security Document” shall mean each Security Document (as defined in the Credit Agreement).

“Significant Copyrights” shall mean those Copyrights which the Assignor believes in its reasonable judgment to be material to its business and any Copyright which the failure to maintain would have a material adverse effect on the value of the Copyrights taken as a whole.

“Significant Marks” shall mean those Marks which the relevant Assignor believes in its reasonable judgment to be material to its business and any Mark which the failure to maintain or to keep valid and subsisting would have a material adverse effect on the value of the Marks taken as a whole.

“Significant Patents” shall mean those Patents which the relevant Assignor believes in its reasonable judgment to be material to its business and any Patent which the failure to maintain would have a material adverse effect on the value of the Patents taken as a whole.

“Software” shall mean “software” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York, now or hereafter owned by any Assignor, or in which any Assignor has any rights, and, in any event, shall include, but shall not be limited to all of such Assignor’s rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Receivable, Chattel Paper, Document, General Intangible, Instrument or Investment Property.

“Syndication Agent” shall have the meaning provided in the recitals to this Agreement.

“Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Termination Date” shall have the meaning provided in Section 10.8 of this Agreement.

“Tertiary Obligations” shall have the meaning provided in Section 7.4(c) of this Agreement.

“Timber-to-be-Cut” shall mean “timber-to-be-cut” as such term is used in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Trade Secret Rights” shall mean the rights of an Assignor in any Trade Secrets it holds or owns.

“Trade Secrets” means any secretly held existing engineering and other data, information, production procedures and other know-how relating to the design, manufacture, assembly, installation, use, operation, marketing, sale and servicing of any products or business of an Assignor worldwide, whether written or not written.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder from time to time.

“2003 Senior Secured Note Refinancing Creditor” shall mean each 2003 Senior Secured Note Refinancing Trustee for the benefit of itself and the 2003 Senior Secured Note Refinancing Noteholders under the relevant 2003 Senior Secured Note Refinancing Indenture.

“2003 Senior Secured Note Refinancing Documents” shall have the meaning provided in the recitals to this Agreement.

“2003 Senior Secured Note Refinancing Indenture” shall mean any indenture governing any 2003 Senior Secured Note Refinancing Indebtedness.

“2003 Senior Secured Note Refinancing Noteholders” shall have the meaning provided in the recitals to this Agreement.

“2003 Senior Secured Note Refinancing Obligations” shall have the meaning provided in the definition of Obligations.

“2003 Senior Secured Note Refinancing Trustee” shall have the meaning provided in the recitals to this Agreement.

“2003 Senior Secured Noteholders” shall have the meaning provided in the recitals to this Agreement.

“2003 Senior Secured Notes” shall mean Vertis’ 9-3/4% 2003 Senior Secured Notes due April 1, 2009 issued pursuant to the 2003 Senior Secured Notes Indenture and otherwise in accordance with the requirements of the definition of “2003 Senior Secured Notes” contained in the Credit Agreement, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and of the Credit Agreement.  For purposes of this Agreement, the term “2003 Senior Secured Notes” shall include any senior secured notes issued in exchange for 2003 Senior Secured Notes (as defined above in the absence of this sentence) pursuant to the 2003 Senior Secured Notes Indenture, so long as same are issued in accordance with the requirements of the definition of “2003 Exchange Senior Notes” appearing in the Credit Agreement (as in effect on the Restatement Effective Date).

“2003 Senior Secured Notes Creditor” shall mean the 2003 Senior Secured Notes Indenture Trustee for the benefit of itself and the 2003 Senior Secured Noteholders.

“2003 Senior Secured Notes Documents” shall mean the 2003 Senior Secured Notes, the 2003 Senior Secured Notes Indenture and the other documents and instruments executed and delivered with respect to the 2003 Senior Secured Notes or the 2003 Senior Secured Notes Indenture, in each case as in effect on the Restatement Effective Date and the same may be amended, modified and/or supplemented time to time in accordance with the terms thereof and of the Credit Agreement.

“2003 Senior Secured Notes Indenture” shall mean the Indenture, dated as of June 6, 2003, among Vertis and the 2003 Senior Secured Notes Indenture Trustee, as in effect on the Restatement Effective Date and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and of the Credit Agreement.

“2003 Senior Secured Notes Indenture Trustee” shall have the meaning provided in the recitals to this Agreement.

“2003 Senior Secured Notes Obligations” shall have the meaning provided in the definition of Obligations.

“U.S. Subsidiaries Guaranty” shall have the meaning provided in the recitals to this Agreement.

“Vertis” shall have the meaning provided in the recitals to this Agreement.

“Voting Stock” shall have the meaning provided in the U.S. Pledge Agreement.

ARTICLE X

MISCELLANEOUS

10.1  Notices.  Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed:

(a)                                  if to any Assignor, at its address set forth opposite its signature below;

(b)                                 if to the Collateral Agent:

JPMorgan Chase Bank
270 Park Avenue, 47th Floor
New York, New York
Attention:  Robert Sacks
Telephone No.:  (212) 270-4118
Facsimile No.:  (212) 270-5120

(c)                                  if to any Lender Creditor (other than the Collateral Agent), at such address as such Lender Creditor shall have specified in the Credit Agreement; and

(d)                                 if to any other Secured Creditor, (x) to the Authorized Representative for such Secured Creditor or (y) if there is no such Authorized Representative, at such address as such Secured Creditor shall have specified in writing to each Assignor and the Collateral Agent;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

10.2  Waiver; Amendment; Notice of Acceleration.  (a) None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly and adversely affected thereby and the Collateral Agent (with the consent of the Required Secured Creditors); provided, that (i) additional Assignors may be added as parties hereto from time to time in accordance with Section 10.13 without the consent of any other Assignor or of the Secured Creditors, and (ii) any change, waiver, modification or variance affecting the rights and benefits of any Class (as defined below), with outstanding Obligations of the respective Class secured hereby at such time, of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such affected Class; provided further, however, that notwithstanding anything to the contrary provided in clause (ii) of the immediately preceding proviso, (x) the Required Secured Creditors may agree to modifications to this Agreement for the purpose, among other things, of securing additional extensions of credit (including, without limitation, pursuant to the Credit Agreement or any refinancing or extension thereof) and adding new creditors as “Secured Creditors” hereunder (either as part of an existing Class of Secured Creditors or as a newly created Class) and such changes shall not require the written consent of the Requisite Creditors of the various Classes, so long as such extensions (and resulting addition) do not otherwise give rise to an express violation of the terms of the Credit Agreement, the 2003 Senior Secured Notes Documents and/or the 2003 Senior Secured Note Refinancing Documents and (y) said clause (ii) shall not apply to any release of Collateral or any Assignor (or the termination of this Agreement) effected in accordance with the requirements of Section 10.8 of this Agreement, as the case may be. For the purpose of this Agreement, the term “Class” shall mean each class of Secured Creditors with outstanding Obligations secured hereby at such time, i.e., whether (w) the Lender Creditors as holders of the Credit Document Obligations, (x) the Other Creditors as holders of the Other Obligations, (y) the 2003 Senior Secured Notes Creditor (with respect to the 2003 Senior

Secured Notes Obligations) or (z) the 2003 Senior Secured Note Refinancing Creditors (with respect to the 2003 Senior Secured Note Refinancing Obligations).  For the purpose of this Agreement, the term “Requisite Creditors” of any Class shall mean each of (w) with respect to the Credit Document Obligations, the Required Lenders, (x) with respect to the Other Obligations, the holders of at least a majority of all Other Obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements (as determined by the Collateral Agent in such reasonable manner as is acceptable to it), (y) with respect to the 2003 Senior Secured Notes Obligations, the 2003 Senior Secured Notes Creditor acting at the direction of the requisite percentage of the holders of the 2003 Senior Secured Notes Obligations outstanding from time to time and (z) with respect to the 2003 Senior Secured Note Refinancing Obligations, the 2003 Senior Secured Note Refinancing Creditors acting at the direction of the requisite percentage of the holders of the 2003 Senior Secured Note Refinancing Obligations outstanding from time to time.

(b)                                 Each Secured Creditor (other than an Other Creditor), by its acceptance of the benefits of this Agreement, hereby authorizes its Authorized Representative to, and each such Authorized Representative (by such authorization) hereby agrees to, deliver to the Collateral Agent and each other Authorized Representative:

(i)                                     in the case of the Administrative Agent, prompt written notice of the acceleration of any Credit Document Obligations (such notice to be provided in the same manner and substantially contemporaneously with any notice provided to Vertis), although the failure to deliver any such notice shall not affect the validity of such acceleration;

(ii)                                  in the case of the 2003 Senior Secured Notes Indenture Trustee, prompt written notice of the acceleration of the 2003 Senior Secured Notes Obligations (such notice to be provided in the same manner and substantially contemporaneously with any notice provided to the Vertis), although the failure to deliver any such notice shall not affect the validity of such acceleration; and

(iii)                             in the case of a 2003 Senior Secured Note Refinancing Trustee designated under any 2003 Senior Secured Note Refinancing Indenture, prompt written notice of the acceleration of the 2003 Senior Secured Note Refinancing Obligations (such notice to be provided in the same manner and substantially contemporaneously with any notice provided to the Vertis), although the failure to deliver any such notice shall not affect the validity of such acceleration.

10.3  Obligations Absolute.  The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; (c) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any security for any of the Obligations; (d)  any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (e)  any furnishing of any additional security to the Collateral Agent or its assignee or any acceptance thereof or any release of any security by the Collateral Agent or its assignee; or (f) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; whether or not any Assignor shall have notice or knowledge of any of the foregoing.  The rights and remedies of the Collateral Agent herein provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

10.4  Successors and Assigns.  This Agreement shall be binding upon each Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and its successors and assigns; provided, that no Assignor may transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Collateral Agent (with the consent of the Required Secured Creditors).  Any Person that becomes a Secured Creditor after the Restatement Effective Date by its acceptance of any Note, any 2003 Senior Secured Note, any 2003 Senior Secured Note Refinancing Document, any Interest Rate Protection Agreement or Hedging Agreement or the benefits of this Agreement, as the case may be, shall be bound by the terms hereof; it being understood that, as between (i) the 2003 Senior Secured Noteholders and the 2003 Senior Secured Notes Creditor and (ii) the 2003 Senior Secured Note Refinancing Noteholders and the 2003 Senior Secured Note Refinancing Creditors, no 2003 Senior Secured Noteholder or 2003 Senior Secured Note Refinancing Noteholder, as the case may be, shall have any right to give any direction to the Collateral Agent with respect to any Collateral or take any action or exercise any right of a Secured Creditor under this Agreement or any other Security Documents, with all such directions, actions or rights to be given, taken or exercised, as the case may be, by the 2003 Senior Secured Notes Creditor or the respective 2003 Senior Secured Note Refinancing Creditor, as the case may be, acting for the benefit of the holders of the 2003 Senior Secured Notes Obligations or the respective 2003 Senior Secured Note Refinancing Obligations, as the case may be, provided that nothing contained in the preceding clause shall be construed to limit the agreements set forth in the last sentence of Section 7.1. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and each other Secured Debt Agreement regardless of any investigation made by the Secured Creditors or on their behalf.

10.5  Headings Descriptive.  The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

10.6  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  EACH ASSIGNOR AND EACH SECURED CREDITOR IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.7  Assignor’s Duties.  It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

10.8  Termination; Release.  (a)  After the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 8.1 hereof shall survive such termination) and the Collateral Agent, at the request and expense of the relevant Assignor, will execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.  As used in this Agreement, “Termination Date” shall mean the date upon which both (i) the Non-2003 Senior Secured Notes Obligations Termination Date shall have then (or theretofore) occurred and (ii) all 2003 Senior Secured Notes Obligations and 2003 Senior Secured Note Refinancing Obligations (other than those arising from indemnities for which no claim has been made) then owing have been paid in full (or been defeased in accordance with the terms of the 2003 Senior Secured Notes Indenture or any 2003 Senior Secured Note Refinancing Document, as the case may be).

(b)                                 In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than Holdings or a Subsidiary thereof) (x) at any time prior to the Credit Document Obligations Termination Date, in connection with a sale or other disposition permitted by the Credit Agreement or is otherwise released at the direction of the Required Secured Creditors or (y) at any time thereafter, in connection with a sale or other disposition permitted by the other Secured Debt Agreements or is otherwise released at the direction of the Required Secured Creditors, and the proceeds of any such sale or disposition or other release are applied in accordance with the terms of the Credit Agreement or such other Secured Debt Agreement, as the case may be, to the extent required to be so applied, such Collateral will sold, disposed of or released free and clear of the Liens created by this Agreement and the Collateral Agent, at the request and expense of such Assignor, will (i) duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold, disposed of or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement and/or (ii) execute such releases and discharges in respect of such Collateral as is then being (or has been) so sold, disposed of or released as such Assignor may reasonably request.

(c)                                  At any time that the respective Assignor desires that Collateral be released as provided in the foregoing Section 10.8(a) or (b), it shall deliver to the Collateral Agent a certificate signed by an Authorized Officer stating that the release of the respective Collateral is permitted pursuant to Section 10.8(a) or (b).  If requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the relevant Assignor shall furnish appropriate legal opinions (from counsel, which may be in-house counsel, reasonably acceptable to the Collateral Agent) to the effect set forth in the immediately preceding sentence.

(d)                                 The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Collateral Agent in the absence of gross negligence or willful misconduct believes to be in accordance with) this Section 10.8.

(e)                                  Without limiting the foregoing provisions of this Section 10.8, to the extent applicable following the qualification of the 2003 Senior Secured Notes Indenture and/or any indenture governing 2003 Senior Secured Note Refinancing Indebtedness under the Trust Indenture Act, (i) the Assignors shall comply with Section 314(d) of the Trust Indenture Act in connection with the release of property or Liens hereunder and (ii) the parties hereto agree that if any amendments to this Agreement or any other Security Documents are required in order to comply with the provisions of the Trust Indenture Act, such parties shall cooperate and act in good faith to effect such amendments as promptly as practicable.

10.9  Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Holdings and the Collateral Agent.

10.10  The Collateral Agent.  The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement.  It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and Annex I hereto.  The Collateral Agent shall act hereunder on the terms and conditions set forth in Section 12 of the Credit Agreement and in Annex I hereto, the terms of which shall be deemed incorporated herein by reference as fully as if the same were set forth herein in their entirety.  In the event that any provision set forth in Section 12 of the Credit Agreement in respect of the Collateral Agent conflicts with any provision set forth in Annex I hereto, the provisions of Annex I hereto shall govern (except that the Lenders shall remain obligated to indemnify the Collateral Agent pursuant to Section 12 of the Credit Agreement, to the extent the Collateral Agent is not indemnified by Secured Creditors pursuant to Annex I).

10.11  Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.12  Limited Obligations.  It is the desire and intent of each Assignor and the Secured Creditors that this Agreement shall be enforced against each Assignor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is noted that as to each Assignor that is a Subsidiary of Holdings and which has executed a guaranty of any of the Obligations pursuant to a Secured Debt Agreement, the obligations of such Subsidiary thereunder may have been limited as provided therein.

10.13  Additional Assignors.  It is understood and agreed that any Subsidiary of Holdings that is required to become a party to this Agreement after the date hereof pursuant to the requirements of the Credit Agreement, the 2003 Senior Secured Notes Indenture or any 2003 Senior Secured Note Refinancing Document shall become an Assignor hereunder by (x) executing a counterpart hereof and/or an assumption agreement, in each case in form and substance satisfactory to the Collateral Agent, (y) delivering supplements to Annexes A through F hereto and Annexes J through M hereto, as are necessary to cause such Annexes to be complete and accurate with respect to such additional Assignor on such date and (z) taking all actions as specified in this Agreement, the Credit Agreement, the 2003 Senior Secured Notes Indenture and any 2003 Senior Secured Note Refinancing Document, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and action required above to be taken to the reasonable satisfaction of the Collateral Agent.

10.14  No Third Party Beneficiaries. This Agreement is entered into solely for the benefit of the parties hereto and their respective successors and assigns and for the benefit of the Secured Creditors from time to time and their respective successors and assigns and, except for the Secured Creditors and their successors and assigns, there shall be no third party beneficiaries hereof, nor shall any Person other than the parties hereto and their respective successors and assigns, and the Secured Creditors and their respective successors and assigns, be entitled to enforce the provisions hereof or have any claims against any party hereto (or any Secured Creditor) or their successors and assigns arising from, or under, this Agreement.

*  *  *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

Address:

VERTIS HOLDINGS, INC.

By:	/s/ DEAN D. DURBIN
Name: Dean D. Durbin
Title: Chief Financial Officer

VERTIS, INC.

By:	/s/ DEAN D. DURBIN
Name: Dean D. Durbin
Title: Chief Financial Officer

PRINTCO., INC.

By:	/s/ DEAN D. DURBIN
Name: Dean D. Durbin
Title: Chief Financial Officer

WEBCRAFT, LLC

By:	/s/ DEAN D. DURBIN
Name: Dean D. Durbin
Title: Chief Financial Officer

WEBCRAFT CHEMICALS, LLC

By:	/s/ DEAN D. DURBIN
Name: Dean D. Durbin
Title: Chief Financial Officer

ENTERON GROUP, LLC

By:	/s/ DEAN D. DURBIN
Name: Dean D. Durbin
Title: Chief Financial Officer

BIG FLOWER DIGITAL SERVICES (DELAWARE), INC.

By:	/s/ DEAN D. DURBIN
Name: Dean D. Durbin
Title: Chief Financial Officer

BIG FLOWER DIGITAL LLC

By:	Big Flower Digital Services (Delaware), Inc.

By:	/s/ DEAN D. DURBIN
Name: Dean D. Durbin
Title: Chief Financial Officer

XL VENTURES, INC. (f/k/a XL Capital Corporation and Big Flower Capital Corporation)

By:	/s/ DEAN D. DURBIN
Name: Dean D. Durbin
Title: Chief Financial Officer

XL VENTURES (DELAWARE), INC. (f/d/a XL Capital (Delaware), Inc.)

By:	/s/ DEAN D. DURBIN
Name: Dean D. Durbin
Title: Chief Financial Officer

JPMORGAN CHASE BANK (f/k/a The Chase Manhattan Bank), as Collateral Agent, as Assignee

By:	/s/ BRUCE BORDEN
Name: Bruce Borden
Title: Vice President

ANNEX A
to
U.S. SECURITY AGREEMENT

SCHEDULE OF CHIEF EXECUTIVE OFFICES/RECORD LOCATIONS

A.                         Chief Executive Offices

[To Be Provided By and For Each Assignor]

B.                           Other Record Locations

[To Be Provided By and For Each Assignor]

ANNEX B
to
U.S. SECURITY AGREEMENT

SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS

[To Be Provided By and For Each Assignor]

ANNEX C
to
U.S. SECURITY AGREEMENT

SCHEDULE OF LEGAL NAMES, TRADE AND FICTITIOUS NAMES, ETC.

[To Be Provided By and For Each Assignor]

ANNEX D
to
U.S. SECURITY AGREEMENT

SCHEDULE OF MARKS AND APPLICATIONS

[Name of Assignor]

Mark	Reg. No.	Reg. Date

[To Be Provided By Each Assignor]

ANNEX E
to
U.S. SECURITY AGREEMENT

SCHEDULE OF PATENTS AND APPLICATIONS

[Name of Assignor]

Patent	Patent No.	Issue Date

[To Be Provided By Each Assignor]

ANNEX F
to
U.S. SECURITY AGREEMENT

SCHEDULE OF COPYRIGHTS AND APPLICATIONS

[Name of Assignor]

Copyright Title	Copyright Reg. No.	Publication Date

[To Be Provided By Each Assignor]

ANNEX G
to
U.S. SECURITY AGREEMENT

FORM OF ASSIGNMENT OF SECURITY INTEREST
IN CERTAIN PATENTS AND TRADEMARKS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged,                                                  , a                    corporation (the “Assignor”) with principal offices at                                                         , hereby assigns and grants to JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank), as Collateral Agent (the “Assignee”) with principal offices at 270 Park Avenue, New York, New York 10017, a security interest in (i) all of the Assignor’s right, title and interest in and to the trademarks, trademark registrations and trademark applications (the “Marks”) set forth on Schedule A attached hereto; (ii) all of the Assignor’s right, title and interest in and to the patents and patent applications (the “Patents”) set forth on Schedule B attached hereto, in each case together with (iii) all Proceeds (as such term is defined in the Security Agreement referred to below) of the Marks and Patents, (iv) the goodwill of the businesses with which the Marks are associated and, (v) all causes of action arising prior to or after the date hereof for infringement of any of the Marks and Patents or unfair competition regarding the same.

THIS ASSIGNMENT OF SECURITY INTEREST (this “Assignment”), is made to secure the satisfactory performance and payment of all the Obligations of the Assignor, as such term is defined in the Security Agreement, among Assignor, the other assignors from time to time party thereto and the Assignee, dated as of December 7, 1999 and amended and restated as of June        , 2003 (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Security Agreement”).

This Assignment has been granted in conjunction with the security interest granted to the Assignee under the Security Agreement.  The rights and remedies of the Assignee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference.  In the event that any provisions of this Assignment are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the        day of                                  ,           .

[	]
as Assignor

By:
Title:

JPMORGAN CHASE BANK
(f/k/a The Chase Manhattan Bank), as Collateral Agent, as Assignee

By:
Title:

2

STATE OF NEW YORK	)

	)	ss.:
COUNTY OF NEW YORK	)

On this          day of              ,         , before me personally came                                  who, being by me duly sworn, did state as follows:  that [s]he is                                       of [Name of Assignor], that [s]he is authorized to execute the foregoing Assignment on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On this                        day of                   ,                 , before me personally came                                     who, being by me duly sworn, did state as follows:  that [s]he is                                        of JPMORGAN CHASE BANK (f/k/a The Chase Manhattan Bank), that [s]he is authorized to execute the foregoing Assignment on behalf of said company and that [s]he did so by authority of said company.

Notary Public

SCHEDULE A

MARK	REG. NO.	REG. DATE

[Each Assignor to provide]

SCHEDULE B

Patents and Patent Applications
Owned By [Name of Assignor]

Patent	Patent No.	Issue Date

[Each Assignor to provide]

ANNEX H
to
U.S. SECURITY AGREEMENT

FORM OF ASSIGNMENT OF SECURITY INTEREST
IN CERTAIN COPYRIGHTS

WHEREAS,                       , a                 corporation (the “Assignor”), having its chief executive office at                                                                                                            , is the owner of all right, title and interest in and to the copyrights and associated copyright registrations and applications for registration set forth in Schedule A attached hereto;

WHEREAS, JPMORGAN CHASE BANK (f/k/a The Chase Manhattan Bank), as Collateral Agent, having its principal offices at 270 Park Avenue, New York, New York 10017 (the “Assignee”), desires to acquire a security interest in, and lien upon all of the Assignor’s right, title and interest to,  said copyrights and copyright registrations and applications therefor; and

WHEREAS, the Assignor is willing to assign and to grant to the Assignee a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of December 7, 1999 and amended and restated as of June    , 2003, made by the Assignor, the other assignors from time to time party thereto and the Assignee (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Security Agreement”), the Assignor hereby assigns to the Assignee, and grants to the Assignee a security interest in, and lien upon all of Assignor’s right, title and interest to, the copyrights and copyright registrations and applications therefor set forth in Schedule A attached hereto (the “Copyrights”), together with (i) all Proceeds (as such terms is defined in the Security Agreement) of the Copyrights and (ii) all causes of action arising prior to or after the date hereof for infringement of any Copyright.

THIS ASSIGNMENT OF SECURITY INTEREST (this “Assignment”) has been granted in conjunction with the security interest granted to the Assignee under the Security Agreement.  The rights and remedies of the Assignee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference.  In the event that any provisions of this Assignment are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

IN WITNESS WHEREOF, the undersigned have executed this Assignment at New York, New York, as of the                    day of                       ,         .

[	],
as Assignor

By:
Name:
Title:

JPMORGAN CHASE BANK
(f/k/a The Chase Manhattan Bank), as Collateral Agent, as Assignee

By:
Name:
Title:

2

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On this               day of             ,         , before me personally came                                                 , who being duly sworn, did depose and say that [s]he is                                         of [Name of Assignor], that [s]he is authorized to execute the foregoing Assignment on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On this              day of            ,         , before me personally came                                             , who being duly sworn, did depose and say that [s]he is                                                           of JPMORGAN CHASE BANK (f/k/a The Chase Manhattan Bank), that [s]he is authorized to execute the foregoing Assignment on behalf of said company and that [s]he did so by authority of the Board of Directors of said company.

Notary Public

ANNEX I
to
U.S. SECURITY AGREEMENT

THE COLLATERAL AGENT(1)

1.  Appointment.  The Secured Creditors, by their acceptance of the benefits of the Security Agreement to which this Annex I is attached (the “Security Agreement”) hereby irrevocably designate JPMorgan Chase Bank (and any successor Collateral Agent) to act as specified herein and therein.  Each Secured Creditor hereby irrevocable authorizes, and each holder of any Obligation by the acceptance of such Obligation and by the acceptance of the benefits of the Security Agreement shall be deemed irrevocably to authorize, the Collateral Agent to take such action on its behalf under the provisions of the Security Agreement and any instruments and agreements referred to therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  The Collateral Agent may perform any of its duties hereunder or thereunder by or through its authorized agents, sub-agents or employees.  The Collateral Agent, for itself and its successors and assigns, hereby accepts such appointment created hereby upon the terms and conditions specified herein.

2.  Nature of Duties.  (a)  The Collateral Agent shall have no duties or responsibilities except those expressly set forth herein or in the Security Agreement.  The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of this Agreement, any other Credit Document or any other Secured Debt Agreement a fiduciary relationship in respect of any Secured Creditor; and nothing in this Agreement, any other Credit Document or any other Secured Debt Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Security Agreement except as expressly set forth herein and therein.

(b)  The Collateral Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of Liens upon the collateral or otherwise as to the maintenance of the Collateral.

(c)  The Collateral Agent shall not be required to ascertain or inquire as to the performance by any Assignor of any of the covenants or agreements contained in the Security Agreement, any other Credit Document or any other Secured Debt Agreement.

(d)  The Collateral Agent shall be under no obligation or duty to take any action under, or with respect to, the Security Agreement if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would

(1)               Unless otherwise defined herein, all capitalized terms used herein (x) and defined in the Security Agreement, are used herein as therein defined and (y) not defined in the Security Agreement, are used herein as defined in the Credit Agreement referenced in the Security Agreement.

require the Collateral Agent to qualify to do business, or obtain any license, in any jurisdiction where it is not then so qualified or licensed or (iii) would subject the Collateral Agent to in personam jurisdiction in any locations where it is not then so subject.

(e)  Notwithstanding any other provision of this Annex I, neither the Collateral Agent nor any of its officers, directors, employees, affiliates or agents shall, in its individual capacity, be personally liable for any action taken or omitted to be taken by it in accordance with, or pursuant to this Annex I of, the Security Agreement, unless caused by its or their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(f)                                          Notwithstanding any other provision of the Security Agreement or this Annex I, the Collateral Agent shall not be responsible or liable for perfecting, or maintaining the priority of, the Liens created pursuant to the Security Agreement.

3.  Lack of Reliance on the Collateral Agent.  Independently and without reliance upon the Collateral Agent, each Secured Creditor, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Assignor and its Subsidiaries in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of each Assignor and its Subsidiaries, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Creditor with any credit or other information with respect thereto, whether coming into its possession before the extension of any Obligations or the purchase of any Notes or 2003 Senior Secured Notes or at any time or times thereafter.  The Collateral Agent shall not be responsible or liable in any manner whatsoever to any Secured Creditor for the correctness of any recitals, statements, information, representations or warranties herein, in the other Secured Debt Agreements or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Security Agreement or the security interests granted thereunder or the financial condition of any Assignor or any Subsidiary of any Assignor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Security Agreement or any other Secured Debt Agreement, or the financial condition of any Assignor or any Subsidiary of any Assignor, or the existence or possible existence of any default or Event of Default under any Secured Debt Agreement.  The Collateral Agent makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of any Assignor thereto or as to the security afforded by the Security Agreement.

4.  Certain Rights of the Collateral Agent.  (b)  No Secured Creditor shall have the right to take any action with respect to (or against) any Collateral, or cause the Collateral Agent to take any action with respect to (or against) any Collateral, with only the Required Secured Creditors having the right to direct the Collateral Agent by written instruction in accordance with Section 4(d) hereof to take any such action.  Except for actions required to be taken by the Collateral Agent in accordance with the Security Agreement, if the Collateral Agent shall request instructions from the Required Secured Creditors with respect to any act or action (including failure to act) in connection with the Security Agreement and the Required Secured Creditors

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shall fail to instruct the Collateral Agent with respect to any act or action (including failure to act and refrain from acting) in connection with the Security Agreement, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received express instructions from the Required Secured Creditors and to the extent requested, appropriate indemnification in respect of actions to be taken, and the Collateral Agent shall not incur liability to any Secured Creditor or any other Person by reason of so refraining.  Without limiting the foregoing, (x) no Secured Creditor shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder or under the Security Agreement in accordance with the instructions of the Required Secured Creditors or as expressly provided in the Security Agreement and (y) without limiting preceding clause (x), the Collateral Agent shall not be liable to any Secured Creditor or any other Person for any action taken or omitted to be taken by it hereunder or under the Security Agreement, unless caused by its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(b)  Notwithstanding anything to the contrary contained herein (and subject to Section 2(f) of this Annex I), the Collateral Agent is authorized, but not obligated, (i) to take any action reasonably required to perfect or continue the perfection of the liens on the Collateral for the benefit of the Secured Creditors and (ii) when instructions from the Required Secured Creditors have been requested by the Collateral Agent but have not yet been received, to take any action which the Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the Secured Creditors in the Collateral; provided that once instructions have been received, the actions of the Collateral Agent shall be governed thereby and the Collateral Agent shall not take any further action which would be contrary thereto.

(c)  Notwithstanding anything to the contrary contained herein or in the Security Agreement, the Collateral Agent shall not be required to take or refrain from taking, and shall have no liability to any Secured Creditor for taking or refraining from taking, any action that exposes or, in the good faith judgment of the Collateral Agent may expose, the Collateral Agent or its officers, directors, agents or employees to personal liability, unless the Collateral Agent shall be adequately indemnified as provided herein or that is, or in the good faith judgment of the Collateral Agent may be, contrary to the Security Agreement, any other Secured Debt Agreement or applicable law.

(d)  For purposes of the Security Agreement, each Secured Creditor shall appoint a Person as such Secured Creditor’s authorized representative (each, an “Authorized Representative”) for the purpose of giving or delivering any notices or instructions thereunder.  Any instructions given by the Required Secured Creditors to the Collateral Agent pursuant to the Security Agreement shall be in writing signed by the Authorized Representative(s) of the various Secured Creditors comprising the Required Secured Creditors with respect to such instructions and such instructions shall certify to and for the benefit of the Collateral Agent that the Secured Creditors issuing or delivering such instructions constitute the Required Secured Creditors for purposes of this Section 4 and the instructions being delivered.  The Collateral Agent shall be entitled to conclusively and absolutely rely on such instructions and certification as to the identity of the Required Secured Creditors with respect to such instructions, and the Collateral Agent shall not be required to take any action, and shall not be liable to any Secured Creditor for

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failing or refusing to act, pursuant to any instructions which are not given or delivered by the Authorized Representatives of various Secured Creditors comprising the Required Secured Creditors with respect to such instructions.  The parties hereto acknowledge that the Authorized Representative of each of the Secured Creditors shall be (x) the Administrative Agent, in the case of the Lender Creditors, (y) the 2003 Senior Secured Notes Indenture Trustee, in the case of the 2003 Senior Secured Notes Creditor (on behalf of the 2003 Senior Secured Noteholders) and (z) in the case of any Other Creditor, such representative as may be designated by such Other Creditor by written notice to the Collateral Agent from time to time.

5.  Reliance; Interpretation.  The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon, any note, writing, resolution, notice, statement, certificate, telex, teletype or telescopes message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper Person or entity, and, with respect to all legal matters pertaining hereto or to the Security Agreement and its duties thereunder and hereunder, upon advice of counsel selected by it.  If, in its good faith judgment, the Collateral Agent reasonably believes that any instructions given or delivered pursuant to the Security Agreement require judicial interpretation or are invalid or otherwise contrary to the provisions of the Security Agreement, any other Secured Debt Agreement or applicable law, the Collateral Agent shall have the right to petition a court of competent jurisdiction to determine the validity of, or otherwise interpret, any such instructions.  In such event, the Collateral Agent shall not be required to carry out such instructions unless directed to do so, or it is determined that it may do so, by such court.

6.  Indemnification.  To the extent the Collateral Agent is not reimbursed and indemnified by the Assignors under the Security Agreement, the Secured Creditors will reimburse and indemnify the Collateral Agent, in proportion to their respective outstanding principal amounts (including, for this purpose, the Stated Amount of outstanding Letters of Credit, as well as any unpaid Primary Obligations in respect of Interest Rate Protection Agreements and Other Hedging Agreements, as outstanding principal) of Obligations, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder, or in any way relating to or arising out of its actions as Collateral Agent in respect of the Security Agreement except for those resulting solely from the Collateral Agent’s own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).  The indemnities set forth in this Section 6 shall survive the repayment of all Obligations, with the respective indemnification at such time to be based upon the outstanding principal amounts (determined as described above) of Obligations at the time of the respective occurrence upon which the claim against the Collateral Agent is based or, if same is not reasonably determinable, based upon the outstanding principal amounts (determined as described above) of Obligations as in effect immediately prior to the termination of the Security Agreement.  The indemnities set forth in this Section 6 are in addition to any indemnities provided by the Lenders to the Collateral Agent pursuant to the Credit Agreement, with the effect being that the Lenders shall be responsible for indemnifying the Collateral Agent to the extent the Collateral Agent does not receive payments pursuant to this Section 6 from the Secured Creditors (although in such event, and upon the payment in full of all such amounts

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owing to the Collateral Agent by the Lenders, the Lenders shall be subrogated to any rights of the Collateral Agent to receive payment from the Secured Creditors).

7.  The Collateral Agent in its Individual Capacity.  With respect to its obligations as a lender under the Credit Agreement and any other Credit Documents to which the Collateral Agent is a party, and to act as agent under one or more of such Credit Documents, the Collateral Agent shall have the rights and powers specified therein and herein for a “Lender”, or an “Agent”, as the case may be, and may exercise the same rights and powers as though it were not performing the duties specified herein; and the terms “Lenders”, “Required Lenders”, “holders of Notes”, or any similar terms shall, unless the context clearly otherwise indicates, include the Collateral Agent in its individual capacity.  The Collateral Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with any Assignor or any Affiliate or Subsidiary of any Assignor as if it were not performing the duties specified herein or in the other Credit Documents, and may accept fees and other consideration from the Assignors for services in connection with the Credit Agreement, the other Credit Documents and otherwise without having to account for the same to the Secured Creditors.

8.  Holders.  The Collateral Agent may deem and treat the payee of any Note or the registered owner of any 2003 Senior Secured Note as the owner thereof for all purposes hereof unless and until written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Collateral Agent.  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note or the registered owner of any 2003 Senior Secured Note, shall be final and conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or 2003 Senior Secured Note or of any Note or 2003 Senior Secured Note issued in exchange therefor.

9.  Resignation and Removal of the Collateral Agent.  (a)  The Collateral Agent may resign from the performance of all of its functions and duties hereunder and under the Security Agreement at any time by giving 30 Business Days’ prior or written notice to Vertis and the Secured Creditors.  Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clause (b) or (c) below.

(b)  If a successor Collateral Agent shall not have been appointed within said 30 Business Day period by the Required Secured Creditors, the Collateral Agent, with the consent (unless an Event of Default shall exist, in which case no such consent shall be required) of Vertis (which consent shall not be unreasonably withheld or delayed) shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder until such time, if any, as the Required Secured Creditors appoint a successor Collateral Agent as provided above.

(c)  If no successor Collateral Agent has been appointed pursuant to clause (b) above by the 30th Business Day after the date of such notice of resignation was given by the Collateral Agent, as a result of a failure by Vertis to consent to the appointment of such a successor Collateral Agent, (i) the Required Secured Creditors shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder or (ii) if the Required Secured Creditors shall have failed to appoint a successor Collateral Agent by the 35th

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Business Day after the date such notice of resignation was given by the Collateral Agent, the Collateral Agent may appoint (or petition a court of competent jurisdiction to appoint) a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder, in either such case until such time, if any, as the Required Secured Creditors appoint a successor Collateral Agent as provided above.

(d) Notwithstanding anything to the contrary contained herein, the Required Secured Creditors may remove the Collateral Agent by an instrument in writing executed by the Required Secured Creditors and, thereupon, appoint a successor Collateral Agent designated by the Required Secured Creditors, effective as provided in Section 9(e) below.

(e)  The resignation or removal of a Collateral Agent shall become effective only upon the execution and delivery of such documents or instruments as are necessary to transfer the rights and obligations of the Collateral Agent under the Security Agreement and the recording or filing of such documents, instruments or financing statements as may be necessary to maintain the priority and perfection of any security interest granted by the Security Agreement.  Copies of each such document or instrument shall be delivered to each of Vertis, the Administrative Agent, the 2003 Senior Secured Notes Indenture Trustee and each 2003 Senior Secured Note Refinancing Trustee (if any).  The appointment of a successor Collateral Agent pursuant to this Section 9 shall become effective upon the acceptance of such appointment (and execution by such successor of the documents, instruments or financing statements referred to above) and such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent.

(f)  After any resignation or removal hereunder of the Collateral Agent, the indemnification provisions specified in this Annex I and in the Security Agreement shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in connection with its agency hereunder while it was Collateral Agent.

10.  Co-Collateral Agents; Separate Collateral Agents.  (a)  If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Collateral Agent shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Collateral Agent or the Secured Creditors, then the Collateral Agent shall be entitled to appoint one or more sub-collateral agents or co-collateral agents, and in such case the Collateral Agent, Vertis and each of the other Assignors having an interest in the Collateral located in the jurisdiction in which such separate or sub-collateral agent or co-collateral agent is to act shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more individuals approved by the Collateral Agent, either to act as co-collateral agent or co-collateral agents jointly with the Collateral Agent originally named herein or any successor or successors, or to act as a separate or sub-collateral agent or agents of the Collateral Agent and the Secured Creditors in respect of any or all of the Collateral.  If Vertis and each of the other Assignors having an interest in the Collateral located in the jurisdiction in which such separate or sub-collateral agent or co-collateral agent is to act shall not have joined in the execution of such instruments or agreements within 10 days after the receipt of a written request from the Collateral Agent so to do, or if a Default or an Event of Default shall be continuing, the Collateral Agent may act under the foregoing provisions of this Section 10 without the

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concurrence of Vertis and the other Assignors, and Vertis and each of the other Assignors hereby irrevocably appoint the Collateral Agent as their agent and attorney to act for them under the foregoing provisions of this Section 10 in either of such contingencies.

(b)                                 Every separate or sub-collateral agent (and all references herein to a “separate collateral agent” shall be deemed to refer also to a “sub-collateral agent” or a “collateral sub-agent”) and every co-collateral agent, other than any collateral agent which may be appointed as successor to any Collateral Agent, shall, to the extent permitted by applicable law, be appointed and act and be such, subject to the following provisions and conditions, namely:

(i)                                     all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon the Collateral Agent in respect of the custody, control and management of monies, papers or securities shall be exercised solely by the Collateral Agent hereunder;

(ii)                                  all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon the Collateral Agent hereunder shall be conferred, reserved or imposed and exercised or performed by the Collateral Agent and such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, jointly or severally, as shall be provided in the instrument appointing such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed, the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, remedies, powers, duties and obligations shall be exercised and performed by such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents;

(iii)                               no power given hereby to, or which it is provided hereby may be exercised by, any such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents shall be exercised hereunder by such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents except (subject to applicable law) jointly with, or with the consent or at the direction in writing of, the Collateral Agent (which direction shall be made in accordance with the provisions of the Security Agreement);

(iv)                              all provisions of the Security Agreement relating to the Collateral Agent or to releases of Collateral shall apply to any such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents;

(v)                                 no collateral agent constituted under this Section 10 shall be personally liable by reason of any act or omission of any other separate or co-collateral agent or the Collateral Agent hereunder; and

(vi)                              the Collateral Agent at any time by an instrument in writing, executed by it, may accept the resignation of any such separate collateral agent or co-collateral agent and the Collateral Agent or the Required Secured Creditors may individually or jointly

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remove any such separate collateral agent or co-collateral agent, and in that case, by an instrument in writing executed by the Collateral Agent or the Required Secured Creditors, as the case may be, and the Collateral Agent or the Required Secured Creditors, as the case may be, may appoint a successor to such separate collateral agent or co-collateral agent, as the case may be, anything herein contained to the contrary notwithstanding.  If Vertis and each of the other Assignors shall not have joined in the execution of any such instrument within 10 days after the receipt of a written request from the Collateral Agent so to do, or if a Default or an Event of Default shall be continuing, the Collateral Agent shall have the power to accept the resignation of or remove any such separate collateral agent or co-collateral agent and to appoint a successor to such separate collateral agent or co-collateral agent, as the case may be, and to execute any such instrument without the concurrence of Vertis or such other Assignor, and Vertis and each of the other Assignors hereby irrevocably appoint the Collateral Agent their agent and attorney to act for them in such connection in either of such contingencies.  If the Collateral Agent shall have appointed a separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents as above provided, the Collateral Agent may at any time, by an instrument in writing, accept the resignation of or remove any such separate collateral agent or co-collateral agent, the successor to any such separate collateral agent or co-collateral agent to be appointed by Verts and each of the other Assignors and the Collateral Agent, or by the Collateral Agent alone, as hereinabove provided in this Section 10.

11.  Acknowledgment of Priorities of Security Interests and Liens.  (a)  Each of the Secured Creditors acknowledges and agrees to the relative priorities as to the Collateral (and the application of the proceeds therefrom) as provided in the Security Documents (including Section 7.4 of the Security Agreement) and acknowledges and agrees that such priorities (and the application of proceeds from the Collateral) shall not be affected or impaired in any manner whatsoever including, without limitation, on account of (i) the invalidity, irregularity, diminution in value or unenforceability of all or any part of any Secured Debt Agreement or any of the Obligations thereunder, (ii) the actual date and time of creation, execution, delivery, recording, filing, attachment or perfection of any security interests in the Collateral, (iii) any nonperfection of any Lien purportedly securing any of the Obligations (including, without limitation, whether any such Lien is now perfected, hereafter ceases to be perfected, is avoidable by any bankruptcy trustee or otherwise is set aside, invalidated or lapses), (iv) any amendment, change or modification of any Secured Debt Agreement, (v) any impairment, modification, change, exchange, release or subordination of or limitation on, any liability of, or stay of actions or lien enforcement proceedings against, any Assignor, its property, or its estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation, similar proceeding or otherwise involving or affecting any Assignor, (vi) any distribution of the Collateral upon the liquidation or dissolution of Holdings or any of its Subsidiaries, or the winding up of the assets or business of Holdings or any of its Subsidiaries, (vii) the initiation of any bankruptcy, moratorium, reorganization or other insolvency proceeding with respect to Holdings or any of its Subsidiaries or (viii) the taking of possession of any of the Collateral by the Collateral Agent or any of the Secured Creditors.

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(b) Each Secured Creditor, by its acceptance of the benefits hereunder and of the Security Agreement, hereby agrees for the benefit of the other Secured Creditors that, to the extent any additional or substitute collateral for any of the Obligations of the type covered by the Security Agreement is delivered by an Assignor to or for the benefit of any Secured Creditor, such collateral shall be subject to the provisions of this Annex I and of the Security Agreement  and, in the event such collateral constitutes “Excluded 2003 Senior Secured Notes Collateral”, be subject to the same limitations as are set forth in the Security Agreement for Excluded 2003 Senior Secured Notes Collateral.

(c)  Each of the Secured Creditors hereby agrees not to challenge or question in any proceeding the validity or enforceability of any Security Document (in each case as a whole or any term or provision contained therein) or the validity of any Lien or financing statement in favor of the Collateral Agent for the benefit of the Secured Creditors as provided in the respective Security Document, or the relative priority of any such Lien.

(d)  If any Secured Creditor shall acquire by indemnification, subrogation, contract or otherwise (including pursuant to the Security Documents), any lien, estate, right or other interest in, or possession or control of, any of the assets of any Assignor that would otherwise constitute Collateral to secure (or providing security for) the respective Obligations owed to such Secured Creditor, that lien, estate, right or other interest shall, and any such possession or control shall, be held for the benefit of the Secured Creditors under the applicable Security Documents and shall be subject to the relative priorities set forth in the respective Security Documents.

12.  Sharing Arrangements.  (a)  The Secured Creditors hereby agree that the provisions of the Security Documents with respect to allocations and distributions of proceeds of the Collateral shall prevail notwithstanding any event or circumstance, including, without limitation, in the event that, through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise, any prior creditors’ security interest in the Collateral is avoided in whole or in part or is enforced with respect to some, but not all, of the respective Obligations then outstanding.

(b)  The Secured Creditors agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with the Security Documents, whether by preference or otherwise, it being understood and agreed that the benefit of any such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in the respective Security Documents.

(c)                                  In the event that any payment or distribution shall be received by any Secured Creditor in a manner that is inconsistent with the provisions of Section 7.4 of the Security Agreement, such payment or distribution shall be held by the respective Secured Creditor for the benefit of, and shall be paid over or delivered to, the respective Secured Creditors entitled thereto for application to such Secured Creditors’ Obligations (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation for such Obligations, whether

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or not a claim for post-petition interest is allowed in any such proceeding) in accordance with Section 7.4 of the Security Agreement.

13.  Provisions in the Event of Insolvency Proceedings.  Without limiting the other provisions of this Annex I, upon the commencement of a case under the Bankruptcy Code by or against any Assignor:

(a)  The Security Documents shall remain in full force and effect and enforceable pursuant to their respective terms in accordance with Section 510(a) of the Bankruptcy Code, and all references herein to such Assignor shall be deemed to apply to such entity as debtor-in-possession and to any trustee in bankruptcy for the estate of such entity.

(b)  In any such case under the Bankruptcy Code, each Second Lien Creditor agrees not to take any action or vote in any way so as to contest (1) the validity or enforceability of any of the Security Documents or any of the Obligations thereunder, (2) the validity, priority or enforceability of the Liens, mortgages, assignments and security interests granted pursuant to the Security Documents with respect to the First Lien Obligations, or (3) the relative rights and duties of the holders of the First Lien Obligations, the 2003 Senior Secured Notes Obligations and the 2003 Senior Secured Note Refinancing Obligations (as applicable) granted and/or established in any Security Document with respect to such Liens, mortgages, assignments, and security interests.

(c)  So long as any First Lien Obligations are outstanding, without the express written consent of the Required Lenders (or, after all Credit Document Obligations have been repaid in full in cash in accordance with the terms thereof and the Total Commitment and all Letters of Credit have been terminated, the holders of a majority of the Other Obligations), none of the Second Lien Creditors shall (i) with respect to any rights under any Secured Debt Agreement, seek in respect of any part of the Collateral or proceeds thereof or any Lien which may exist thereon, any relief from or modification of the automatic stay as provided in Section 362 of the Bankruptcy Code or seek or accept any form of adequate protection under either or both Sections 362 and 363 of the Bankruptcy Code with respect thereto except, with respect to the Second Lien Obligations, to the extent that their receipt of any such adequate protection would not reduce (or would not have the effect of reducing) or adversely affect the adequate protection that the First Lien Creditors otherwise would be entitled to receive (it being understood that, in any event, any such adequate protection shall only be afforded to the Second Lien Creditors if the First Lien Creditors are satisfied with the adequate protection afforded to the First Lien Creditors), (ii) oppose or object to any First Lien Creditor obtaining a Lien or grant of administrative claim in connection with a grant of adequate protection, use of cash collateral or post-petition financing under Section 362, 363 or 364 of the Bankruptcy Code, (iii) oppose or object to the use of cash collateral by an Assignor, (iv) oppose or object to any post-petition financing (including any debtor-in-possession financing) provided by any of the First Lien Creditors or provided by a third party pursuant to Section 364 of the Bankruptcy Code (including on a priming basis) on terms acceptable to the Required Lenders (or, after all Credit Document Obligations have been repaid in full in cash in accordance with the terms thereof and the Total Commitment and all Letters of Credit have been terminated, the holders of a majority of the Other Obligations), (v) oppose or object to or withhold consent from the disposition of assets by any Assignor under Section 363(b) or (f) of the Bankruptcy Code, (vi) oppose, object to, or vote

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against any plan of reorganization or disclosure statement the terms of which are consistent with the rights of the First Lien Creditors under the Security Documents under which the Liens, mortgages, assignments and security interests and the priority thereof are granted and established, (vii) make an election pursuant to Section 1111(b) of the Bankruptcy Code, (viii) oppose or object to the determination of the extent of any Liens held by any of the First Lien Creditors or the value of any claims of First Lien Creditors under Section 506(a) of the Bankruptcy Code, or (ix) oppose or object to the payment of interest and expenses as provided under Sections 506(b) and (c) of the Bankruptcy Code.

(d)  In the event that any of the First Lien Obligations shall be paid in full and subsequently, for whatever reason (including, but not limited to, an order or judgment for disgorgement of a preference under Title 11 of the United Stated Code, or any similar law, or the settlement of any claim in respect thereof), formerly paid or satisfied First Lien Obligations become unpaid or unsatisfied, the terms and conditions of this Annex I shall be fully applicable thereto until all such First Lien Obligations are again paid in full in cash.

14.  Special Releases and Waivers.  (a)                                     Each Secured Creditor agrees that neither the Collateral Agent nor the Required Secured Creditors (in directing the Collateral Agent to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral (including Excluded Collateral) or to sell, dispose of or otherwise liquidate all or any portion of the Collateral in any manner that would maximize the return to any Class of Secured Creditors holding Obligations of any type (whether Credit Document Obligations, Other Obligations, 2003 Senior Secured Notes Obligations or 2003 Senior Secured Note Refinancing Obligations), notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such Class of Secured Creditors from such realization, sale, disposition or liquidation.

(b)                                 Each of the Second Lien Creditors waives any claim which each such Second Lien Creditor may now or hereafter have against the First Lien Creditors (or their representatives) arising out of (i) any and all actions which the Collateral Agent or the First Lien Creditors take or omit to take (including, without limitation, actions with respect to the creation, perfection or continuation of Liens on the Collateral, actions with respect to the occurrence of an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the security for the Obligations and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with the respective Secured Debt Agreements or any other agreement related thereto or to the collection of the Obligations or the valuation, use, protection or release of the security for the Obligation, (ii) the Collateral Agent’s or the First Lien Creditors’ election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code and/or (iii) any borrowing of, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code to, any Assignor as debtor-in-possession.

15.  Right to Amend. Etc.  (a) As between the 2003 Senior Secured Notes Creditor and the 2003 Senior Secured Note Refinancing Creditors on the one hand and the other Secured Creditors (including, without limitation, the Lenders) on the other hand, it is agreed that

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the Secured Creditors (excluding the 2003 Senior Secured Notes Creditor and the 2003 Senior Secured Note Refinancing Creditors in their capacities as such) may at any time and from time to time, in their sole discretion, and without any obligation to give any notice or receive any consent from the 2003 Senior Secured Notes Creditor and any 2003 Senior Secured Note Refinancing Creditor in their capacities as such, (i) change the manner, place or terms of payment, or change or extend the time of payment of, or renew, alter, refinance, increase or add to the Non-2003 Senior Secured Notes Obligations, (ii) obtain, release, or dispose of any Collateral for the Non-2003 Senior Secured Notes Obligations (subject, however, to Sections 10.2 and 10.8 of the Security Agreement), or (iii) amend or supplement in any manner the Security Agreement and the other Credit Documents or any other agreements or instruments evidencing, securing or relating to the Non-2003 Senior Secured Notes Obligations (subject, however, in the case of the Credit Document Obligations, to Section 13.12 of the Credit Agreement and Section 10.2 of the Security Agreement), and the provisions of this Annex I shall continue in full force and effect with respect to all such Non-2003 Senior Secured Notes Obligations.

16.                                 Nature of Obligations; Post-Petition Interest. (a) The 2003 Senior Secured Notes Creditor hereby acknowledges and agrees that (i) the 2003 Senior Secured Notes Creditor’s claims against the Assignors in respect of the Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the Lender Creditors and the Other Creditors against the Assignors in respect of the Collateral and (ii) the Primary Obligations and Secondary Obligations include all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective Secured Debt Agreements governing the same, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the Assignors in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior claims), then the 2003 Senior Secured Notes Creditor hereby acknowledges and agrees that all distributions pursuant to Section 7.4 of the Security Agreement or otherwise shall be made as if there were separate classes of senior and junior secured claims against the Assignors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the 2003 Senior Secured Notes Creditor and any 2003 Senior Secured Note Refinancing Creditor), the Lender Creditors and the Other Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest at relevant contract rate (even though such claims may or may not be allowed in whole or in part in the respective bankruptcy, insolvency, reorganization or similar proceeding) before any distribution is made in respect of the claims held by the 2003 Senior Secured Notes Creditor, with the 2003 Senior Secured Notes Creditor hereby acknowledging and agreeing to turn over to the holders of the Non-2003 Senior Secured Notes Obligations all amounts otherwise received or receivable by it to the extent needed to effectuate the intent of this sentence even if such turn-over of amounts has the effect of reducing the amount of the claim of the 2003 Senior Secured Notes Creditor.

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(b) Each 2003 Senior Secured Note Refinancing Creditor hereby acknowledges and agrees that (i) such 2003 Senior Secured Note Refinancing Creditor’s claims against the Assignors in respect of the Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of  the Lender Creditors and the Other Creditors against the Assignors in respect of the Collateral and (ii) the Primary Obligations and Secondary Obligations include all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective Secured Debt Agreements governing the same, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the Assignors in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior claims), then each 2003 Senior Secured Note Refinancing Creditor hereby acknowledges and agrees that all distributions pursuant to Section 7.4 of the Security Agreement or otherwise shall be made as if there were separate classes of senior and junior secured claims against the Assignors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the 2003 Senior Secured Notes Creditor and each 2003 Senior Secured Note Refinancing Creditor), the Lender Creditors and the Other Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest at relevant contract rate (even though such claims may or may not be allowed in whole or in part in the respective bankruptcy, insolvency, reorganization or similar proceeding) before any distribution is made in respect of the claims held by any 2003 Senior Secured Note Refinancing Creditor, with each 2003 Senior Secured Note Refinancing Creditor hereby acknowledging and agreeing to turn over to the holders of the Non-2003 Senior Secured Notes Obligations all amounts otherwise received or receivable by it to the extent needed to effectuate the intent of this sentence even if such turn-over of amounts has the effect of reducing the amount of the claim of such 2003 Senior Secured Note Refinancing Creditor.

17.  Each of the agreements and acknowledgments made by each Secured Creditor is made on behalf of itself and its successors and assigns and is deemed effective by virtue of such Secured Creditors acceptance of the benefits of the Security Agreement and the other Security Documents.

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ANNEX J
to
U.S. SECURITY AGREEMENT

SCHEDULE OF TYPE OF ORGANIZATION
AND JURISDICTION OF ORGANIZATION

Exact Legal Name of Each Assignor	Type of Organization (or, if the Assignor is an Individual, so indicate)	Registered Organization (Yes/No)	Jurisdiction of Organization	Assignor’s Location (for purposes of NY UCC § 9-307)

ANNEX K
to
U.S. SECURITY AGREEMENT

SCHEDULE OF DEPOSIT ACCOUNTS

Name of Assignor	Description of Deposit Account	Account Number	Name of Bank, Address and Contact Information	Jurisdiction of Bank (determined in accordance with UCC § 9-304)

ANNEX L
to
U.S. SECURITY AGREEMENT

DESCRIPTION OF COMMERCIAL TORT CLAIMS

Name of Assignor	Description of Commercial Tort Claims

ANNEX M
to
U.S. SECURITY AGREEMENT

FORM OF CONTROL AGREEMENT REGARDING DEPOSIT ACCOUNTS

AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of                              ,          , among the undersigned assignor (the “Assignor”), JPMORGAN CHASE BANK (f/k/a The Chase Manhattan Bank), not in its individual capacity but solely as Collateral Agent (in such capacity and together with its            successors or assigns in such capacity, the “Collateral Agent”), and                         (the “Deposit Account Bank”), as the bank (as defined in Section 9-102 of the UCC as in effect on the date hereof in the State of                                (the “UCC”)) with which one or more deposit accounts (as defined in Section 9-102 of the UCC) listed in Annex A attached hereto (which Annex A has been prepared by the Assignor and as to which the Assignor represents that such deposit account constitutes the only Perfected Deposit Account(s) (as defined in the Security Agreement referred to below) maintained with the Deposit Account Bank) are maintained by the Assignor with the Deposit Account Bank (the “Deposit Accounts”).

W I T N E S S E T H :

WHEREAS, the Assignor, various other Assignors and the Collateral Agent have entered into a Security Agreement, dated as of December 7, 1999 and amended and restated as of June          , 2003 (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Security Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Security Agreement) the Assignor, the Assignor has granted a security interest to the Collateral Agent for the benefit of the Secured Creditors (as defined in the Security Agreement) in all of the right, title and interest of the Assignor in and into any and all deposit accounts (as defined in Section 9-102 of the UCC) and in all monies, securities, instruments and other investments deposited therein from time to time (collectively, herein called the “Collateral”); and

WHEREAS, the Assignor desires that the Deposit Account Bank enter into this Agreement in order to establish “control” (as defined in Section 9-104 of the UCC) in each Deposit Account maintained with the Deposit Account Bank, and to provide for the rights of the parties under this Agreement with respect to such Deposit Accounts;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Assignor’s Dealings with Deposit Accounts; Notice of Exclusive Control. Until the Deposit Account Bank shall have received from the Collateral Agent a Notice of Exclusive Control (as defined below), the Assignor shall be entitled to present items drawn on and otherwise to withdraw or direct the disposition of funds from the Deposit Accounts and give instructions in respect of the Deposit Accounts; provided, however, that the Assignor may not, and the Deposit Account Bank agrees that it shall not permit the Assignor to, without the Collateral Agent’s prior written consent, close any Deposit Account.  If the Collateral Agent shall give to the Deposit Account Bank a notice of the Collateral Agent’s exclusive control of the Deposit Accounts, which notice states that it is a “Notice of Exclusive Control” (a “Notice of Exclusive Control”), only the Collateral Agent shall be entitled to withdraw funds from the Deposit Accounts, to give any instructions in respect of the Deposit Accounts and any funds held therein or credited thereto or otherwise to deal with the Deposit Accounts.

2.                                       Collateral Agent’s Right to Give Instructions as to Deposit Accounts.  (a)  Notwithstanding the foregoing or any separate agreement that the Assignor may have with the Deposit Account Bank, the Collateral Agent shall be entitled, for purposes of this Agreement, at any time following the delivery of a Notice of Exclusive Control to give the Deposit Account Bank instructions as to the withdrawal or disposition of any funds from time to time credited to any Deposit Account, or as to any other matters relating to any Deposit Account or any other Collateral, without further consent from the Assignor.  The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank, and the Deposit Account Bank hereby agrees, to comply with any such instructions from the Collateral Agent without any further consent from the Assignor.  Such instructions may include the giving of stop payment orders for any items being presented to any Deposit Account for payment.  The Deposit Account Bank shall be fully entitled to rely on, and shall comply with,  such instructions from the Collateral Agent even if such instructions are contrary to any instructions or demands that the Assignor may give to the Deposit Account Bank.  In case of any conflict between instructions received by the Deposit Account Bank from the Collateral Agent and the Assignor, the instructions from the Collateral Agent shall prevail.

(b)                                 It is understood and agreed that the Deposit Account Bank’s duty to comply with instructions from the Collateral Agent regarding the Deposit Accounts is absolute, and the Deposit Account Bank shall be under no duty or obligation, nor shall it have the authority, to inquire or determine whether or not such instructions are in accordance with the Security Agreement or any other Credit Document (as defined in the Security Agreement), nor seek confirmation thereof from the Assignor or any other Person.

3.                                       Assignor’s Exculpation and Indemnification of Depository Bank.  The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank to follow instructions from the Collateral Agent regarding the Deposit Accounts even if the result of following such instructions from the Collateral Agent is that the Deposit Account Bank dishonors items presented for payment from any Deposit Account.  The Assignor further confirms that the Deposit Account Bank shall have no liability to the Assignor for wrongful dishonor of such items in following such instructions from the Collateral Agent.  The Deposit Account Bank shall have no duty to inquire or determine whether the Assignor’s obligations to the Collateral Agent are in default or whether the Collateral Agent is entitled, under any separate agreement between the Assignor and the Collateral Agent, to give any such instructions.  The Assignor further agrees to be responsible for the Deposit Account Bank’s customary charges and to indemnify the Deposit Account Bank from and to hold the Deposit Account Bank harmless against any loss, cost or expense that the Deposit Account Bank may sustain or incur in acting upon instructions which the Deposit Account Bank believes in good faith to be instructions from the Collateral Agent.

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4.                                       Subordination of Security Interests; Deposit Account Bank’s Recourse to Deposit Accounts.  The Deposit Account Bank hereby subordinates any claims and security interests it may have against, or with respect to, any Deposit Account at any time established or maintained with it by the Assignor (including any amounts, investments, instruments or other Collateral from time to time on deposit therein) to the security interests of the Collateral Agent (for the benefit of the Secured Creditors) therein, and agrees that no amounts shall be charged by it to, or withheld or set-off or otherwise recouped by it from, any Deposit Account of the Assignor or any amounts, investments, instruments or other Collateral from time to time on deposit therein; provided that the Deposit Account Bank may, however, from time to time debit the Deposit Accounts for any of its customary charges in maintaining the Deposit Accounts or for reimbursement for the reversal of any provisional credits granted by the Deposit Account Bank to any Deposit Account, to the extent, in each case, that the Assignor has not separately paid or reimbursed the Deposit Account Bank therefor.

5.                                       Representations, Warranties and Covenants of Deposit Account Bank.  The Deposit Account Bank represents and warrants to the Collateral Agent that:

(a)                                  The Deposit Account Bank constitutes a “bank” (as defined in Section 9-102 of the UCC) and that the jurisdiction (determined in accordance with Section 9-304 of the UCC) of the Deposit Account Bank for purposes of each Deposit Account maintained by the Assignor with the Deposit Account Bank shall be one or more States within the United States.

(b)                                 The Deposit Account Bank shall not permit any Assignor to establish any demand, time, savings, passbook or other account with it which it does not constitute a “deposit account” (as defined in Section 9-102 of the UCC).

(c)                                  The account agreements between the Deposit Account Bank and the Assignor relating to the establishment and general operation of the Deposit Accounts provide, whether specifically or generally, that the laws of                            govern secured transactions relating to the Deposit Accounts and that the Deposit Account Bank’s “jurisdiction” for purposes of Section 9-304 of the UCC in respect of the Deposit Accounts is                                         .  The Deposit Account Bank will not, without the Collateral Agent’s prior written consent, amend any such account agreement so that the Deposit Account Bank’s jurisdiction for purposes of Section 9-304 of the UCC is other than a jurisdiction permitted pursuant to preceding clause (a).  All account agreements in respect of each Deposit Account in existence on the date hereof are listed on Annex A hereto and copies of all such account agreements have been furnished to the Collateral Agent.  The Deposit Account Bank will promptly furnish to the Collateral Agent a copy of the account agreement for each Deposit Account hereafter established by the Deposit Account Bank for the Assignor.

(d)                                 The Deposit Account Bank has not entered and will not enter, into any agreement with any other Person by which the Deposit Account Bank is obligated to comply with instructions from such other Person as to the disposition of funds from any Deposit Account or other dealings with any Deposit Account or other of the Collateral.

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(e)                                  On the date hereof, the Deposit Account Bank maintains no Perfected Deposit Accounts (as defined in the Security Agreement) for the Assignor other than the Deposit Accounts specifically identified in Annex A hereto.

(f)                                    Any items or funds received by the Deposit Account Bank for the Assignor’s Deposit Accounts will be credited to said Deposit Accounts in accordance with this Agreement.

6.                                       Deposit Account Statements and Information.  The Deposit Account Bank agrees, and is hereby authorized and instructed by the Assignor, to furnish to the Collateral Agent upon its reasonable request, at its address indicated below, copies of all account statements and other information relating to each Deposit Account that the Deposit Account Bank sends to the Assignor and to disclose to the Collateral Agent all other information reasonably requested by the Collateral Agent regarding any Deposit Account.

7.                                       Conflicting Agreements.  This Agreement shall have control over any conflicting agreement between the Deposit Account Bank and the Assignor.

8.                                       Merger or Consolidation of Deposit Account Bank.  Without the execution or filing of any paper or any further act on the part of any of the parties hereto, any bank into which the Deposit Account Bank may be merged or with which it may be consolidated, or any bank resulting from any merger to which the Deposit Account Bank shall be a party, shall be the successor of the Deposit Account Bank hereunder and shall be bound by all provisions hereof which are binding upon the Deposit Account Bank and shall be deemed to affirm as to itself all representations and warranties of the Deposit Account Bank contained herein.

9.                                       Notices.

(a)  All notices and other communications provided for in this Agreement shall be in writing (including facsimile) and sent to the intended recipient at its address or telex or facsimile number set forth below:

If to the Collateral Agent, at:

JPMorgan Chase Bank
270 Park Avenue, 47th Floor
New York, New York  10017
Attention: [                                   ]
Telephone No.:  (212)        -
Telecopier No.:  (212)        -

If to the Assignor, at:

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If to the Deposit Account Bank, at:

or, as to any party, to such other address or telex or facsimile number as such party may designate from time to time by notice to the other parties.

(b)                                 Except as otherwise provided herein, all notices and other communications hereunder shall be delivered by hand or by commercial overnight courier (delivery charges prepaid), or mailed, postage prepaid, or telexed or faxed, addressed as aforesaid, and shall be effective (i) three business days after being deposited in the mail (if mailed), (ii) when delivered (if delivered by hand or courier) and (iii) or when transmitted with receipt confirmed (if telexed or faxed); provided that notices to the Collateral Agent shall not be effective until actually received by it.

10.                                 Amendment.  This Agreement may not be amended, modified or supplemented except in writing executed and delivered by all the parties hereto.

11.                                 Binding Agreement.  This Agreement shall bind the parties hereto and their successors and assign and shall inure to the benefit of the parties hereto and their successors and assigns.  Without limiting the provisions of the immediately preceding sentence, the Collateral Agent at any time or from time to time may designate in writing to the Deposit Account Bank a successor Collateral Agent (at such time, if any, as such entity becomes the Collateral Agent under the Security Agreement, or at any time thereafter) who shall thereafter succeed to the rights of the existing Collateral Agent hereunder and shall be entitled to all of the rights and benefits provided hereunder.

12.                                 Continuing Obligations.  The rights and powers granted herein to the Collateral Agent have been granted in order to protect and further perfect its security interests in the Deposit Accounts and other Collateral and are powers coupled with an interest and will be affected neither by any purported revocation by the Assignor of this Agreement or the rights granted to the Collateral Agent hereunder or by the bankruptcy, insolvency, conservatorship or receivership of the Assignor or the Deposit Account Bank or by the lapse of time.  The rights of the Collateral Agent hereunder and in respect of the Deposit Accounts and the other Collateral, and the obligations of the Assignor and Deposit Account Bank hereunder, shall continue in effect until the security interests of Collateral Agent in the Deposit Accounts and such other Collateral have been terminated and the Collateral Agent has notified the Deposit Account Bank of such termination in writing.

13.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14.                                 Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

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15.                                 Notice of Exclusive Control.  Notwithstanding anything to the contrary contained herein, the Collateral Agent hereby covenants and agrees (x) not to furnish to the Deposit Account Bank a Notice of Exclusive Control at any time no Default or Event of Default is then in existence and (y) to promptly revoke any Notice of Exclusive Control previously given to a Deposit Account Bank at such time as the underlying Default or Event of Default (and all other Defaults and Events of Default) are cured or waived in accordance with the terms of the Credit Agreement and the other Secured Debt Agreements; provided that the liability of the Collateral Agent to the Assignor and any other Person for any failure to act as set forth above shall be limited as, and to the extent, provided in the Security Agreement.

*     *     *

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